Exhibit 99.1

Timothy W. Brown (Pro Hac Vice)

THE BROWN LAW FIRM, P.C.

240 Townsend Square

Oyster Bay, New York 11771

Telephone: (516) 922-5427

Fax: (516) 344-6204

Email: tbrown@thebrownlawfirm.net

Robert C. Moest, Of Counsel, SBN

62166

THE BROWN LAW FIRM, P.C.

2530 Wilshire Boulevard, Second Floor

Santa Monica, California 90403

Telephone: (310) 915-6628

Fax: (310) 915-9897

Email: RMoest@aol.com

Counsel for Plaintiff

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

MICHELE OGLINA, DERIVATIVELY AND ON BEHALF OF AMPIO PHARMACEUTICALS, INC.,	Case No. 2:15-cv-5970-TJH-PJW

Plaintiff,
v. MICHAEL MACALUSO, DAVID BAROR, PHILIP H. COELHO, RICHARD B. GILES, DAVID R. STEVENS, VAUGHAN L. CLIFT, MARK D. MCGREGOR, AND GREGORY A. GOULD, Defendants, And	STIPULATION OF SETTLEMENT

AMPIO PHARMACEUTICALS, INC.,

Nominal Defendant.

This Stipulation of Settlement dated as of April 14, 2017 (the “Stipulation”) is made and entered into by and among the following Parties: (i) plaintiff in the above-captioned derivative action, Michele Oglina (“Plaintiff Oglina”); (2) plaintiff in the shareholder derivative action pending in Colorado state court for the County and City of Denver, styled Loyd v. Giles, et al., No. 2015-CV-33429, Patrick Loyd (“Plaintiff Loyd,” or together with Plaintiff Oglina, the “Plaintiffs”); (iii) demand shareholder Albert Halegoua (“Demand Shareholder”); (iv) nominal defendant Ampio Pharmaceuticals, Inc. (“Ampio”); and (v) Michael Macaluso, David Bar-Or, Philip H. Coelho, Richard B. Giles, David R. Stevens, Vaughan L. Clift, Mark D. McGregor and Gregory A. Gould (collectively “Defendants”), by and through their counsel. Subject to the approval of the Court, the Stipulation is intended by the Parties to fully, finally and forever resolve, discharge, and settle the Derivative Matters and the Released Claims (defined below), upon and subject to the terms and conditions hereof.

I.	THE DERIVATIVE MATTERS

On August 6, 2015, Plaintiff Oglina commenced an action against the Defendants in the U.S. District Court for the Central District of California, styled Oglina v. Macaluso, et al., No. 2:15-cv-5970-TJH-PJW (C.D. Cal.), purporting to assert claims derivatively on behalf of Ampio (the “Oglina Action”).

On September 25, 2015, Plaintiff Loyd commenced an action against the Defendants in Colorado state court for the County and City of Denver (the “Colorado State Court”), styled Loyd v. Giles, et al., No. 2015-CV-33429 (Colo. Denver District), purporting to assert claims derivatively on behalf of Ampio (the “Loyd Action,” and together with the Oglina Action, the “Actions”).

By letter dated May 8, 2015, Demand Shareholder Albert Halegoua stated that he was an Ampio shareholder, made certain demands upon the Defendants and threatened to bring suit derivatively on behalf of Ampio (the “Shareholder Demand Letter,” or together with the Oglina Action and the Loyd Action, the “Derivative Matters”).

The complaints in the Actions and the Shareholder Demand Letter generally alleged or asserted that the Defendants breached their fiduciary duties, made or permitted the making of material false statements or omissions, and committed other violations of state law with respect to the STEP clinical trial for Ampion – a biologic that Ampio was developing to treat osteoarthritis of the knee. The complaint in the Oglina Action alleged counts for breach of fiduciary duty, abuse of control, gross mismanagement and unjust enrichment. The Loyd complaint alleged counts for breach of fiduciary duty, gross mismanagement and unjust enrichment. The Shareholder Demand Letter, among other things, demanded that Ampio’s board of directors commence a civil action against Defendants to redress their alleged breach of fiduciary duty.

On September 22, 2015, the Court entered an order staying the Oglina Action until the earlier of: (a) thirty days after written notice of termination has been provided by any party in the action to all other parties in the action; (b) the related securities class action matters Shiva Stein, et al. v. Ampio Pharmaceuticals, Inc., et al., Case No. 2:15-cv-3640 (C.D. Cal.) and Guidano Napoli, et al. v. Ampio Pharmaceuticals, Inc., et al., Case No. 2:15-cv-3474 (C.D. Cal.) (collectively, the “Securities Class Action”) are dismissed with prejudice; or (c) any defendant in the Securities Class Action files an answer. On November 17, 2015, the Colorado court entered an order staying the Loyd Action under these same terms. By letter dated October 17, 2015, the Demand Shareholder agreed to defer action with respect to the Shareholder Demand Letter under the same terms as well.

On November 8, 2016, counsel for all Parties attended an in-person all-day mediation session before Michele Yoshida of Phillips ADR (the “Mediator”). Over the course of several weeks following the mediation, with the substantial help of the Mediator, the Parties negotiated the corporate governance reforms to be instituted by Ampio and other terms of the Settlement set forth in this Stipulation, except for the

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award of attorneys’ fees and expenses to Plaintiffs’ Counsel. On December 19, 2016, the Parties hereto reached an agreement in principle to those terms of the settlement of the Derivative Matters.

After reaching an agreement on the corporate governance reforms, the Parties negotiated at arm’s length the attorneys’ fees and reimbursement of expenses to be paid to Plaintiffs’ counsel. Following extensive discussions with the aid of the Mediator, on March 24, 2017, the Parties agreed to a “Mediator’s proposal” made by the Mediator with respect to attorneys’ fees and reimbursement of expenses to be paid to Plaintiffs’ Counsel, subject to the approval of the Court.

Although Plaintiffs and the Demand Shareholder believe their claims and disputes have merit, they recognize the expense and length of continued proceedings necessary to prosecute such claims through trial and subsequent appeals. Plaintiffs’ Counsel also have taken into account the costs and risks inherent in proceeding further with litigation. Moreover, Defendants, without an agreement to resolve this litigation, will continue to vigorously challenge the claims. Therefore, Plaintiffs, the Demand Shareholder, and Plaintiffs’ Counsel believe that the Settlement, on the terms and conditions set forth herein, is fair reasonable, adequate and in the best interests of Ampio and its shareholders.

Defendants and Ampio have denied and continue to deny that they have committed any act giving rise to any liability, damages or violation of law whatsoever, and state that they are entering into this Settlement solely to eliminate the uncertainties, burden, risk, distraction and expense of further litigation. Nothing in this Stipulation should be construed as an admission by any Defendant or Ampio as to any liability, wrongdoing, fault or damages whatsoever.

NOW, THEREFORE, IT IS STIPULATED AND AGREED, by and among the parties hereto, through their undersigned counsel, as follows:

II.	CERTAIN DEFINITIONS

1. To the extent not otherwise defined herein, as used in this Stipulation, the following terms have the meanings specified below. In the event of any inconsistency between any definition set forth below and any definition set forth in any document attached as an exhibit to the Stipulation, the definition set forth below shall control.

a. “Actions” means collectively the Oglina Action and the Loyd Action.

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b. “Ampio Shareholder” means any Person with a beneficial interest in Ampio common stock.

c. “Colorado State Court” means the Colorado District Court for the City and County of Denver, which is the court in which the Loyd Action is pending.

d. “Court” means the U.S. District Court for the Central District of California.

e. “Defendants” means Michael Macaluso, David Bar-Or, Philip H. Coelho, Richard B. Giles, David R. Stevens, Vaughan L. Clift, Mark D. McGregor and Gregory A. Gould.

f. “Defendants’ Counsel” means Goodwin Procter LLP.

g. “Demand Shareholder” means Albert Halegoua.

h. “Derivative Matters” means collectively the Oglina Action, the Loyd Action and the Shareholder Demand Letter.

i. “Effective Date” means the first date by which all of the events and conditions specified in Paragraph 16 of this Stipulation have occurred.

j. “Execution Date” means the date that this Stipulation has been signed by all the signatories hereto through their counsel.

k. “Final” means, with respect to any order of court, including, without limitation, the Final Judgment, that such order represents a final and binding determination of all issues within its scope and is not subject to further review on appeal or otherwise. Without limitation, an order becomes “Final” when: (a) no

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appeal has been filed and the prescribed time for commencing any appeal has expired; or (b) an appeal has been filed and either (i) the appeal has been dismissed and the prescribed time, if any, for commencing any further appeal has expired, or (ii) the order has been affirmed in its entirety and the prescribed time, if any, for commencing any further appeal has expired. For purposes of this Paragraph, an “appeal” includes appeals as of right, discretionary appeals, interlocutory appeals, proceedings involving writs of certiorari or mandamus, and any other proceedings seeking review, alteration, amendment or appeal of a court’s order.

l. “Final Judgment” means the judgment to be entered by the Court, substantially in the form attached as Exhibit C hereto.

m. “Immediate Family” means spouse, domestic partner, parents, grandparents, children and grandchildren.

n. “Oglina Action” means the above-captioned derivative action, Oglina v. Macaluso, et al., No. 2:15-cv-5970-TJH-PJW (C.D. Cal.), pending in the Court.

o. “Parties” means Plaintiff Oglina, Plaintiff Loyd, the Demand Shareholder, Ampio and Defendants.

p. “Person” means any individual, corporation, limited liability company, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any other business or legal entity together with the spouses, heirs, predecessors, successors, representatives, or assigns of any of the foregoing.

q. “Plaintiffs” means plaintiffs Michele Oglina and Patrick Loyd.

r. “Plaintiffs’ Counsel” means The Brown Law Firm, P.C., Gainey McKenna & Egleston, Berens Law LLC, and Profy Promisloff & Ciarlanto, P.C.

s. “Released Claims” means any and all claims, rights, demands, causes of action or liabilities of any kind, nature and character whatsoever, whether

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based on federal, state, local, statutory or common law, or any other law, rule or regulation, whether foreign or domestic, whether fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or unmatured, whether known or unknown including, without limitation, Unknown Claims (as defined below) (collectively “Claims”) against any of the Released Persons that have been, could have been, or could in the future be, asserted in the Actions or in any other forum or proceeding by any Person (including but not limited to Plaintiffs and the Demand Shareholder) derivatively on behalf of Ampio, or by Ampio itself against any of the Released Persons that arise out of or are related, directly or indirectly, in any way to:

(a)	any of the facts, matters, occurrences, actions, practices, conduct, events, transactions, statements, disclosures, representations, misrepresentations, omissions, or failures to act that were involved, set forth, referred to, asserted, alleged, or that could have been alleged in either of the Actions or the Shareholder Demand Letter including, but not limited to, claims for breach of fiduciary duty, abuse of control, mismanagement, gross mismanagement, waste of corporate assets, misappropriation of information, unjust enrichment, insider trading, contribution and indemnification, money damages, disgorgement, any and all demands, actions, damages, claims, rights or causes of action, or liabilities whatsoever; or

(b)	that would have been barred by res judicata had either of the Actions been fully litigated to a final judgment,

provided that Released Claims shall not include claims to enforce the Settlement.

t. “Released Persons” means (a) Ampio and the Defendants, as well as any person, partnership, firm, corporation, limited liability company, trust or other entity or organization in which Ampio or any Defendant has a controlling interest or which is or was related to or affiliated with any of them; and (b) with

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respect to each of the Persons in subsection (a), their respective past, present or future directors, officers, employees, insurers, reinsurers, attorneys, agents, partners, principals, advisors, investment advisors, auditors, accountants, trustees, underwriters, investment bankers, subsidiaries, parents, successors, predecessors, heirs, Immediate Family, and anyone acting or purporting to act for or on behalf of any of them or their successors.

u. “Settlement” means the settlement embodied in this Stipulation.

v. “Settlement Counsel” means The Brown Law Firm, P.C., counsel for Plaintiff Oglina.

w. “Unknown Claims” means any Released Claims which Plaintiffs, the Demand Shareholder, Ampio or any Ampio Shareholder (claiming in the right of, or on behalf of, the Company) does not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this Settlement. Unknown Claims include those claims in which some or all of the facts comprising the claim may be suspected, or even undisclosed or hidden. With respect to any and all Released Claims, Plaintiffs, the Demand Shareholder and Ampio stipulate and agree that, upon the Effective Date, they shall expressly waive, and every Ampio Shareholder shall be deemed to have, and by operation of the Final Judgment shall have, expressly waived the provisions, rights, and benefits of California Civil Code § 1542, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Plaintiffs, the Demand Shareholder and Ampio shall expressly waive, and every Ampio Shareholder shall be deemed to have, and by operation of the Final Judgment

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shall have, expressly waived any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable or equivalent in effect to California Civil Code § 1542.

Plaintiffs, the Demand Shareholder, Ampio and/or any Ampio Shareholder may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but Plaintiffs and Ampio shall expressly have, and every Ampio Shareholder shall be deemed to have, and by operation of the Final Judgment shall have, fully, finally, and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, reckless, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. Plaintiffs, the Demand Shareholder and Ampio acknowledge, and every Ampio Shareholder shall be deemed by operation of the Final Judgment to have acknowledged, that the foregoing waivers were separately bargained for and a key element of the Settlement.

III.	CORPORATE GOVERNANCE CHANGES

2. Not later than thirty (30) days after the Effective Date (as defined in Paragraph 16 below), Ampio’s board of directors will adopt by resolution, or other means as appropriate, the corporate governance reforms set forth in Exhibit A hereto, and incorporated by reference herein. Defendants acknowledge that the agreed corporate governance measures set forth in Exhibit A are a result of the institution of this litigation, and constitute benefits to Ampio.

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IV.	PROCEDURE FOR IMPLEMENTING THE SETTLEMENT

3. Promptly after the Execution Date, Settlement Counsel shall submit the Stipulation together with its Exhibits to the Court, and shall make an application, which shall be unopposed by Ampio and Defendants, for entry of an order (the “Preliminary Approval Order”) substantially in the form and content of Exhibit B attached hereto. Such application shall be supported by a memorandum of law submitted by Plaintiffs’ Counsel. The application shall request, inter alia, the preliminary approval of the Settlement set forth in the Stipulation, approval of notice to Ampio Shareholders in the form attached as Exhibit B-1 hereto (“Notice”), as well as a date for a hearing at which the Court will decide whether to grant final approval of the Settlement (“Final Hearing”). The Notice shall include the general terms of the proposed Settlement set forth in the Stipulation, the agreed-upon Fee and Expense Award, contact information for Plaintiffs’ Counsel, and the date of the Final Hearing, and shall attach as an exhibit thereto the Stipulation.

4. Subject to Court approval, within ten (10) days of the Court’s entry of the Preliminary Approval Order, Ampio shall cause a copy of the Notice to be filed with the Securities and Exchange Commission on Form 8-K. All costs of filing such Form 8-K shall be paid by Ampio and/or its insurer. The Parties believe the content and manner of such procedure constitutes adequate and reasonable notice to Ampio Shareholders pursuant to applicable law.

5. Within four (4) business days after the filing of this Stipulation with the Court, Plaintiff Loyd shall file with the Colorado State Court an Unopposed Motion for Entry of Order to Facilitate Settlement of Related Actions (the “Loyd Motion”) (a) informing the Colorado State Court of the Parties’ Settlement and this Stipulation, and (b) ordering that Plaintiff Loyd shall file a Notice of Voluntary Dismissal with Prejudice under Rule 41(a)(1)(A) of the Colorado Rules of Civil Procedure within four business days of the Final Judgment becoming Final and that the Loyd Action shall be dismissed with prejudice.

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V.	ATTORNEYS’ FEES

6. In recognition of the initiation, prosecution, pendency, and settlement of the Derivative Matters, which resulted in the corporate governance reforms described herein, Defendants agree to direct their insurer to pay Settlement Counsel fees and expenses in the amount of Three-Hundred Eighty-Five Thousand Dollars ($385,000.00), subject to the Court’s approval. The fee and expense award, to the extent awarded by the Court (“Fee and Expense Award”), shall cover all fees and expenses incurred by Plaintiffs’ Counsel in relation to the Actions, the Shareholder Demand Letter and this Settlement. Plaintiffs’ Counsel may request that the Court allocate a portion of the Fee and Expense Award to the individual Plaintiffs and/or Demand Shareholder not to exceed $2,500 each as service awards (“Service Awards”), but in no event will Defendants or their insurer be responsible for any Fee and Expense Award and Service Award amounting to more than the collective sum of $385,000.00.

7. The Fee and Expense Award shall be payable to Settlement Counsel by Defendants’ insurers within twenty (20) business days after entry of the Court’s order awarding such fees and expenses, notwithstanding the existence of any timely filed objections thereto, or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof, subject to appropriate undertakings by Settlement Counsel to repay those amounts to Defendants’ insurer if such awards are reduced or reversed in whole or in part on appeal or further review.

8. Settlement Counsel will allocate the Fee and Expense Award among other Plaintiffs’ Counsel in a manner in which they have agreed. If, and when, as a result of any appeal and/or further proceedings on remand, or successful collateral attack or otherwise, the Fee and Expense Award is overturned, reduced or does not become Final for any reason, or if the Settlement is terminated, not approved by the Court, or otherwise does not become effective pursuant to Paragraph 16 hereof,

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then, within ten (10) business days after receiving notice from Defendants’ Counsel or from a court of appropriate jurisdiction of such event, Settlement Counsel shall refund to the Defendants’ insurers in an amount consistent with such reversal or modification, the Fee and Expense Award paid to them, plus any interest earned thereon.

9. Settlement Counsel, as a condition of receiving such fees and expenses, on behalf of itself and each partner and/or shareholder of it, agrees that the law firm and its partners and/or shareholders are subject to the jurisdiction of the Court for the purpose of enforcing the provisions of this Paragraph.

10. The Settlement shall not be conditioned upon the Court approving any specific amount of attorneys’ fees and reimbursement of expenses. This Stipulation may not be terminated by reason that the Court approves an amount of attorneys’ fees or reimbursement of expenses less than the agreed-upon award of $385,000.00.

11. No Defendant shall have any responsibility to make any payment with respect to the Settlement. Defendants’ insurers shall have no payment obligations other than that described in Paragraphs 6 and 7 above.

VI.	FINAL JUDGMENT APPROVING THE SETTLEMENT

12. At the Final Hearing, Settlement Counsel shall request entry of the Final Judgment, substantially in the form attached hereto as Exhibit C.

VII.	RELEASES

13. Upon the Effective Date, Plaintiffs, the Demand Shareholder, Ampio and all current and former Ampio Shareholders, on behalf of themselves, and each of their respective personal representatives, Immediate Family, trustees, heirs, executors, administrators, parent entities, associates, affiliates, predecessors, successors and assigns, and any other Person claiming (now or in the future) to be acting on behalf of any of them, shall be deemed to have, and by operation of the Final Judgment shall have, fully, finally, and forever released, relinquished, settled and discharged all Released Claims against the Released Persons and shall be

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permanently barred and enjoined from instituting, commencing, participating in, continuing, maintaining, asserting or prosecuting any Released Claim against any of the Released Persons, or assisting any Person in instituting, commencing, participating in, continuing, maintaining, asserting or prosecuting any Released Claim against any of the Released Persons. Nothing herein shall in any way impair or restrict the rights of any of the Parties to enforce the terms of this Stipulation.

14. Plaintiffs and the Demand Shareholder, through their respective counsel, represent that they have been provided with a copy of this Stipulation, including its Exhibits, and each consents to its terms.

15. Upon the Effective Date, the Released Persons shall be deemed to have, and by operation of the Final Judgment shall have, fully, finally, and forever released, relinquished, and discharged Plaintiffs, the Demand Shareholder, and Plaintiffs’ Counsel from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Released Claims. Nothing herein shall in any way impair or restrict the rights of any of the Parties to enforce the terms of this Stipulation.

VIII.	CONDITIONS OF SETTLEMENT; EFFECT OF DISAPPROVAL, CANCELLATION OR TERMINATION

16. The Effective Date of this Stipulation, and the Settlement incorporated herein, shall be the date on which all of the following conditions of settlement shall have occurred:

a) final approval by the Court of the Settlement, following notice to Ampio Shareholders and a hearing;

b) entry by the Court of the Final Judgment in all material respects in the form set forth in Exhibit C, and the Final Judgment becoming Final, or, in the event that the Court enters a judgment in a form other than that provided above (“Alternative Judgment”) and neither Plaintiffs and the Demand Shareholder on the one hand, nor the Defendants on the other, elect to terminate this Settlement, the date that such Alternative Judgment becomes Final;

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c) if the circumstances described in Paragraphs 17 or 18 occur, the expiration of the time for Plaintiffs and the Demand Shareholder on the one hand, or the Defendants on the other, to exercise the termination rights provided in the applicable Paragraph(s) without the termination rights being exercised; and

d) filing of the Loyd Motion in accordance with Paragraph 5 above agreeing to dismiss the Loyd Action with prejudice, and the Colorado State Court’s dismissal of the Loyd Action with prejudice.

The parties hereto expressly recognize that Settlement pursuant to this Stipulation is expressly conditioned upon the Loyd Action being dismissed with prejudice.

17. Plaintiffs and the Demand Shareholder on the one hand, and Defendants on the other, shall each have the right to terminate the Settlement, and thereby this Stipulation, by providing written notice of their election to do so

(“Termination Notice”) to all other Parties hereto within thirty (30) calendar days of:

(a) the Court’s declining to enter the Preliminary Approval Order in any respect that the terminating Party reasonably and in good faith believes is materially adverse to it;

(b) the Court refusing to approve the Settlement as set forth in this Stipulation in any respect that the terminating Party reasonably and in good faith believes is materially adverse to it;

(c) the Court’s declining to enter the Final Judgment in any respect that the terminating Party reasonably and in good faith believes is materially adverse to it;

(d) the date upon which the Final Judgment is modified or reversed by the Court, the Ninth Circuit Court of Appeals or the U.S. Supreme Court in any respect that the terminating Party reasonably and in good faith believes is materially adverse to it; or

(e) the date upon which an Alternative Judgment is modified or reversed by the Court, the Ninth Circuit Court of Appeals or the Supreme Court in any respect that the terminating Party reasonably and in good faith believes is materially adverse to it.

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Notwithstanding anything above, Plaintiffs and the Demand Shareholder may not terminate the Settlement based on the amount of attorneys’ fees and/or expenses awarded by the Court.

18. Defendants shall have the right to terminate this Settlement in the event that Plaintiff Loyd fails to file the Loyd Motion in accordance with this Stipulation or the Loyd Action is not dismissed with prejudice.

19. In the absence of any of the events enumerated in Paragraphs 17 or 18 above, no Party shall have the right to terminate the Stipulation for any reason.

20. If the Settlement is terminated by Plaintiffs or Defendants (a “Termination”): (a) the Settlement shall be without force and effect upon the rights of the Parties, and none of its terms (other than this Paragraph, Paragraph 8, Paragraph 22, and Paragraph 33) shall be effective or enforceable; (b) the Parties shall revert to their litigation positions immediately prior to the Execution Date and no claims, rights or defenses, whether legal or equitable, of any of the Parties hereto that existed prior to executing this Stipulation shall be diminished or prejudiced in any way; and (c) within ten (10) business days from the date of such Termination, Settlement Counsel shall return to Defendants’ insurer any and all sums paid pursuant to Paragraph 6 above, and all interest, if any, earned on such sums.

IX.	NO ADMISSIONS

21. The Parties intend the Settlement as described herein to be a final and complete resolution of all disputes between them with respect to the Derivative Matters and to compromise claims that are contested. Entry into this Settlement shall not be deemed an admission by any party hereto as to the merits of any claim or defense or any allegation made in any of the Derivative Matters.

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22. This Stipulation, whether or not it is consummated and whether or not it is terminated, any of its provisions, any negotiations, proceedings or agreements relating to the Stipulation and the Settlement, all matters arising in connection with such negotiations, proceedings or agreements, and all acts performed or documents executed pursuant to or in furtherance of this Stipulation:

a) shall not be offered or received against any of the Released Persons as evidence of a presumption, concession, or admission of any kind;

b) shall not be offered or received against any of the Released Persons as evidence of an admission by any of those Released Persons with respect to the truth of any fact alleged in any of the Derivative Matters or the validity of any Released Claim, or the deficiency of any defense that has been or could have been asserted, or of any liability, negligence, fault, or wrongdoing of the Released Persons;

c) shall not be offered or received against the Released Persons as evidence of any fault, misrepresentation, omission or other actionable conduct with respect to any statement or written document approved or made by any of the Released Persons;

d) shall not be offered or received against the Released Persons as evidence of any liability, negligence, fault or wrongdoing, or in any way referred to for any other reason as against any of the Released Persons, in any other civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Stipulation; provided, however, that if this Stipulation is approved by the Court, the Released Persons may refer to it to effectuate the release of Released Claims and other liability protections granted them hereunder;

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e) shall not be construed against any of the Released Persons as an admission or concession that the consideration to be given hereunder represents the amount that could be or would have been recovered after trial;

f) shall not be construed as or received in evidence as an admission, concession or presumption against Plaintiffs or the Demand Shareholder that any of their claims are without merit, or that any defenses asserted by the Defendants have any merit; and

g) shall not, in the event of a Termination, be used by any Party for any purpose in any trial in any of the Derivative Matters.

Any Party may file or introduce this Stipulation and/or the Final Judgment in any action or proceeding that may be brought to enforce the terms of this Stipulation and/or the Final Judgment, or any action or proceeding related to rights or claims of Defendants relating to indemnification and/or advancement in connection with the Derivative Matters.

X.	MISCELLANEOUS PROVISIONS

23. The Parties: (a) acknowledge that it is their intent to consummate the Settlement; and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation. To the extent the Parties are unable to reach agreement concerning such best efforts, any Party may refer the matter to the Mediator for mediated resolution, subject to Court approval, with the fees and expenses of the Mediator to be divided equally between Plaintiffs and the Demand Shareholder on the one hand, and Defendants on the other.

24. The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Parties or their respective successors-in-interest. The Parties reserve the right, upon the agreement of all of them and subject to the Court’s approval, to make any reasonable extensions of time or modifications to the Exhibits that might be necessary to carry out any of the provisions of this Stipulation.

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25. The Stipulation, including its Exhibits, constitutes the entire agreement among the parties hereto and no representations, warranties, or inducements have been made to any party concerning the Stipulation other than the representations, warranties, and covenants contained and memorialized in such documents. Any and all prior or contemporaneous discussions, negotiations, agreements, commitments, and understandings related thereto are superseded hereby. It is understood by the Parties that, except for the matters expressly represented herein, the facts or law with respect to which this Stipulation is entered into may turn out to be other than, or different from, the facts now known to each party or believed by such party to be true; each party therefore expressly assumes the risk of the facts or law turning out to be so different, and agrees that this Stipulation shall be in all respects effective and not subject to termination by reason of any such different facts or law. Except as otherwise provided herein, each Party shall bear its own costs.

26. Each counsel or other Person executing the Stipulation and any documents prepared in furtherance of the Stipulation on behalf of any party hereto, hereby warrants that such Person has the full authority to do so.

27. The Stipulation may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of executed counterparts shall be filed with the Court. The Parties agree that facsimile or scanned signatures shall have the same force and effect as original signatures.

28. The Stipulation shall be binding upon, and inure to the benefit of, the heirs, executors, administrators, trustees, successors and assigns of the Parties, including any corporation or other entity into or with which any party merges, consolidates, or reorganizes.

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29. The Court shall retain jurisdiction with respect to implementation and 17 enforcement of the terms of the Stipulation, and all Parties and their counsel hereto submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation.

30. Nothing in this Stipulation, Settlement, or the negotiations or proceedings relating to the foregoing is intended to or shall be deemed to constitute a waiver of any applicable privilege or immunity, including, without limitation, the accountants’ privilege, the attorney-client privilege, the joint defense privilege, or the work-product privilege, and all information transmitted between Plaintiffs’ Counsel and Defendants’ Counsel in connection with this Settlement shall be inadmissible in any proceeding in any federal or state court or other tribunal or otherwise, in accordance with Rule 408 of the Federal Rules of Evidence as if such Rule applied in all respects in any such proceeding or tribunal.

31. This Stipulation and the Settlement contemplated by it, and all disputes arising out of or relating to the Stipulation and Settlement, shall be construed and enforced in accordance with, and governed by, the substantive laws and procedural rules of the State of California without giving effect to conflicts of law principles, except to the extent that federal law requires that federal law governs. Any dispute relating to this Stipulation or the Settlement shall be brought exclusively in the U.S. District Court for the Central District of California.

32. This Stipulation should not be construed more strictly against one Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Parties, it being recognized that the Stipulation is the result of arm’s length negotiations between the Parties, and all Parties have contributed substantially and materially to the preparation of the Stipulation.

33. All agreements by, between or among the Parties, their counsel and their other advisors as to the confidentiality of information exchanged between or among them shall remain in full force and effect, and shall survive the execution and any termination of this Stipulation and the final consummation of the Settlement, if finally consummated.

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34. In the event any proceedings by or on behalf of Ampio, whether voluntary or involuntary, are initiated under any chapter of the U.S. Bankruptcy Code, including any act of receivership, asset seizure, or similar federal or state law action (“Bankruptcy Proceedings”), the Parties agree to use their reasonable best efforts to obtain all necessary orders, consents, releases, and approvals for effectuation of the Stipulation and Court approval of the Settlement in a timely and expeditious manner, to the extent consistent with applicable law. If any Bankruptcy Proceedings by or on behalf of Ampio are initiated prior to the payment of the Fee and Expense Award, the Settling Parties agree that all dates and deadlines in the Actions, if any, or any dates and deadlines associated with the appeal of the Actions, if any, will be extended for such periods of time as are necessary to attempt to obtain necessary orders, consents, releases, and approvals from the bankruptcy court to carry out the terms and conditions of this Settlement, to the extent consistent with applicable law.

35. The Parties agree that the terms of the Settlement were negotiated in good faith and at arm’s length by the Parties, and reflect a settlement that was reached voluntarily based upon adequate information and after consultation with competent legal counsel. The Parties agree not to assert under Rule 11 of the Federal Rules of Civil Procedure or any similar law, rule or regulation, that the Actions were brought or defended in bad faith or without a reasonable basis. The Parties also will request that the Final Judgment will contain a finding that during the course of the Actions, the Parties and their respective counsel at all times complied with the requirements of Fed. R. Civ. P. 11 and all other similar rules of professional conduct.

36. Any written notice required pursuant to or in connection with this Stipulation shall be addressed to the Parties’ counsel as designated and identified below, and sent by both email and overnight mail.

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37. The waiver by one Party of any breach of this Stipulation by any other Party shall not be deemed a waiver of any other prior or subsequent breach of this Stipulation.

38. The captions contained in this Stipulation are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of the Stipulation or the intent of any provision.

39. All of the Exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

IN WITNESS WHEREOF, the parties hereto have caused this Stipulation to be executed, by their duly authorized attorneys as of the date set forth below.

Dated: April 14, 2017

By:	/s/ Timothy W. Brown
Timothy W. Brown
THE BROWN LAW FIRM, P.C.
240 Townsend Square
Oyster Bay, NY 11771
Telephone: (516) 922-5427
Email: tbrown@thebrownlawfirm.net

Robert C. Moest, Of Counsel, SBN 62166
THE BROWN LAW FIRM, P.C.
2530 Wilshire Boulevard, Second Floor
Santa Monica, CA 90403
Telephone: (310) 915-6628
Email: RMoest@aol.com

Counsel for Plaintiff Michele Oglina

By:	/s/ Thomas J. McKenna
Thomas J. McKenna
Gregory M. Egleston

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GAINEY McKENNA & EGLESTON
440 Park Avenue South, 5th Floor
New York, NY 10016
Telephone: (212) 983-1300
Email: tjmckenna@gme-law.com
Email: gegleston@gme-law.com

Jeffrey A. Berens
BERENS LAW LLC
2373 Central Park Boulevard, Suite 100
Denver, CO 80238-2300
Telephone: (303) 861-1764
Email: jeff@jberenslaw.com

Counsel for Plaintiff Patrick Loyd

By:	/s/ Jeffrey J. Ciarlanto
Jeffrey J. Ciarlanto
PROFY PROMISLOFF &
CIARLANTO, P.C.
100 North 22nd Street, Unit 105
Philadelphia, PA 19103
Telephone: (215) 259-5156
Email: ciarlanto@prolawpa.com

Counsel for Demand Shareholder Albert
Halegoua

By:	/s/ Lloyd Winawer
Lloyd Winawer
Nicole L. Chessari
GOODWIN PROCTER LLP
135 Commonwealth Drive
Menlo Park, CA 94025
Telephone: (650) 752-3100
Email: LWinawer@goodwinlaw.com
Email: NChessari@goodwinlaw.com

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Deborah S. Birnbach
GOODWIN PROCTER LLP
100 Northern Avenue
Boston, MA 02210
Telephone: (617) 570-1000
Email: DBirnbach@goodwinlaw.com

Attorneys for Defendants and Nominal
Defendant

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EXHIBIT A

AMPIO PHARMACEUTICALS, INC.

CODE OF BUSINESS CONDUCT AND

ETHICS

AMPIO PHARMACEUTICALS, INC.

CODE OF BUSINESS CONDUCT AND

ETHICS

Adopted August 14, 2010

(As Amended on             , 2017)

1. Introduction

This Code of Business Conduct and Ethics (the “Code”) covers a wide range of business practices and procedures. It does not cover every issue that may arise, but it sets out basic principles to guide all directors, officers and employees of Ampio Pharmaceuticals, Inc. and its subsidiaries (collectively, “Ampio” or the “Company”). All directors, officers and employees of Ampio must conduct themselves accordingly and seek to avoid even the appearance of improper behavior. The Code should also be provided to and followed by Ampio’s agents and representatives, including consultants.

If you violate the standards in the Code, you may be subject to disciplinary action, up to and including termination of employment. If you are in a situation that you believe may violate or lead to a violation of the Code, contact the Chief Executive Officer, the Chair of the Audit Committee, the Chair of the Nominating and Governance Committee, or our outside counsel, Goodwin Procter LLP, ATTN: Stephen M. Davis (“Outside Counsel”).

If a law conflicts with a policy in the Code, you must comply with the law. If you have any questions about these conflicts, you should ask your supervisor how to handle the situation. However, this Code supersedes all other codes of conduct, policies, procedures, instructions, practices, rules or written or verbal representations to the extent that they are inconsistent with the Code. We are committed to continuously reviewing and updating our policies and procedures. The Code, therefore, is subject to modification by the Board of Directors of the Company (the “Board”) or a committee thereof.

Nothing in this Code, in any Ampio policies and procedures, or in other related communications (verbal or written) creates or implies an employment contract or term of employment or appointment for any person.

2. Purpose

The Code seeks to deter wrongdoing and to promote:

Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

Full, fair, accurate, timely and understandable disclosure in reports and documents that Ampio files with, or submits to, the Securities and Exchange Commission (the “SEC”) and in other public communications made by Ampio;

Compliance with applicable governmental laws, rules and regulations;

The prompt internal reporting to an appropriate person or persons identified in the Code of violations of the Code; and accountability for adherence to the Code.

3. Compliance With Applicable Laws, Rules and Regulations

Obeying the law is the foundation on which Ampio’s ethical standards are built. You must comply with applicable laws, rules and regulations. Although you are not expected to know the details of these laws, it is important to know enough to determine when to seek advice from supervisors or other appropriate personnel.

4. Compliance at Ampio

Ampio has established a structured compliance system to support legal and ethical actions throughout the Company. Compliance with this policy will be led by the Chief Financial Officer and the Nominating and Governance Committee, but the responsibility for compliance is shared by all employees. The Chief Financial Officer will be responsible for overseeing the Ampio compliance system, including maintaining current policies, conducting training, auditing, monitoring, testing, communication, investigations and enforcement. The Chief Financial Officer will provide oversight for compliance strategy and keep the Board and the Nominating and Governance Committee informed of significant compliance issues, risks and trends.

5. Conflicts of Interest

A “conflict of interest” exists when a person’s private interests interfere or conflict in any way with the interests of Ampio, or impair, or could be perceived to impair a person’s business judgment. Decisions should be made strictly on the basis of Ampio’s best interests, without regard to personal concerns. You should avoid situations that present potential conflicts of interest, either real or perceived, and should not engage in activities that would make it difficult or appear to make it difficult for you to perform your work objectively and effectively. Examples of when a conflict of interest or potential conflict of interest may arise include but are not limited to:

When a director, officer or employee takes actions or has interests that may make it difficult to perform his or her work objectively and effectively.

When a director, officer or employee, or a member of his or her family, receives improper personal benefits as a result of his or her position with Ampio.

When an employee works simultaneously for a competitor or, except on our behalf, a customer or supplier. You are not allowed to work for a competitor in any capacity.

When a director, officer or employee serves as a member of the board of directors or advisory board of any company that competes with Ampio.

When a director, officer or employee invests in a customer, supplier, developer or competitor of Ampio. In deciding whether to make such an investment, you should consider the size and nature of the investment, your ability to influence decisions of Ampio or of the other company, your access to confidential information of Ampio or of the other company, and the nature of the relationship between Ampio and the other company.

When a director, officer or employee conducts Ampio business with a relative or significant other, or with a business with which a relative or significant other is associated in any significant role. Relatives include spouse, sister, brother, daughter, son, mother, father, grandparents, aunts, uncles, nieces, nephews, cousins, step relationships and in-laws. Significant others include persons living in a spousal or familial fashion (including same sex) with an employee, officer or director.

Conflicts of interest should be avoided and in all cases must promptly be disclosed fully to the Chief Executive Officer or the Chair of the Nominating and Governance Committee. In the case of any director, the Chief Executive Officer or any other executive officer, disclosure must be made to the Chairman of the Nominating and Governance Committee. Following such disclosure, the matter shall be considered by the full Board in order to determine what, if any, corrective action is required. In the case of any other employee, disclosure must be made to the Chief Executive Officer or the Outside Counsel. Following such disclosure, the matter shall be considered by the Chief Executive Officer or shall be considered pursuant to guidelines approved by the Chief Executive Officer in order to determine what, if any, corrective action is required. Conflicts of interest may not always be clear-cut, so if you have a question, you should consult with higher levels of management or Ampio’s Chief Executive Officer or Outside Counsel. If you become aware of a conflict or potential conflict, you should bring it to the attention of your supervisor or other appropriate personnel or consult the procedures described in Section 24 of this Code.

6. Public Disclosure of Information

The federal securities laws require Ampio to disclose certain information in various reports that the Company must file with or submit to the SEC. In addition, from time to time, Ampio makes other public communications, such as issuing press releases.

Ampio expects all directors, officers and employees who are involved in the preparation of SEC reports or other public documents to ensure that the information disclosed in those documents is complete, fair, accurate, timely and understandable.

To the extent that you reasonably believe that questionable accounting or auditing conduct or practices have occurred or are occurring, you should report those concerns to the Chair of Ampio’s Audit Committee.

7. Insider Trading

You are not permitted to use or share confidential information for stock trading purposes or for any other purpose, except the conduct of our business. All non-public information about Ampio should be considered confidential information until it has been adequately disclosed to the public. Also, you may not trade in the securities of other companies about which you learn material, non-public information through the course of your employment with, or service to, Ampio. “Material non-public information” includes information that is not available to the public at large that could affect the market price of Ampio securities or another company’s securities and that a reasonable investor would consider important in deciding whether to buy, sell or hold the securities. To use material non-public information for personal financial benefit or to “tip” others who might make an investment decision on the basis of this information is not only unethical, but also illegal, and could result in criminal prosecution, in addition to the termination of your employment. In order to assist with compliance with laws against insider trading, the Company has adopted an Insider Trading Policy. A copy of this policy has been distributed to every employee and included within the Employee Handbook. If you have any questions regarding the Company’s Insider Trading Policy or as to whether information is material or has been adequately disclosed, please consult Ampio’s Outside Counsel.

8. Corporate Opportunities

You are prohibited from taking for yourself opportunities that are discovered through the use of corporate property, information or position without the informed prior consent of the Board. You may not use corporate property or information obtained through your position with Ampio for improper personal gain, and you may not compete with Ampio directly or indirectly. Furthermore, you owe a duty to Ampio to advance its legitimate interests when such an opportunity arises.

9. Competition and Fair Dealing

Ampio is committed to outperforming its competition fairly and honestly. Misappropriating proprietary information, possessing trade secret information that was obtained without the owner’s consent, or inducing such disclosures by past or present employees of other companies is prohibited. You should endeavor to respect the rights of and deal fairly with Ampio’s customers, suppliers and competitors and their employees.

10. Antitrust and Competition Laws

Ampio’s company policy is to comply fully with both the letter and spirit of antirust and competition laws. One general concept is that all companies should compete individually rather than enter into agreements with others to restrict competition. In order to avoid creating even the appearance of improper agreements, the Company prohibits:

•	discussions or other contacts with competitors regarding price fixing, stabilization, or discrimination;

•	discussions or other contacts with suppliers and customers about issues that could unfairly restrict trade, such as excluding competitors from the marketplace;

•	discussions or other contacts with competitors regarding territories or markets in which competitive products will be sold, allocation of markets or customers, or limitations on the sale of products; and

•	discussions or other contacts with others to boycott customers or suppliers.

Another general concept is that companies should not engage in unfair competitive practices. Each employee, officer, and director of the Company will deal fairly and honestly with customers, suppliers, partners, and competitors. No one will engage in any unfair dealing, which could include, but would not be limited to, the following: misrepresenting (affirmatively or by omission) material facts, abusing privileged or confidential information, obtaining market data and other information from unauthorized sources, and making inaccurate or malicious statements about competitors or competitive products.

Many countries have antitrust or competition laws that vary significantly from U.S. laws. Antitrust and competition laws in other countries may regulate, among other things, distribution agreements; patent, copyright, and trademark licenses; territorial and other restrictions on resellers and licensees;

rebates and discounts to customers; refusals to deal; and licensing and pricing policies generally. All customers within the same competitive market must generally be treated on a fair and equitable basis with respect to prices, terms, and trade promotion. Violation of antitrust and competition laws carry stiff financial penalties and sometimes jail sentences. Because the laws are complex, please consult the Outside Counsel before acting if you have any questions.

11. Gifts

The purpose of business entertainment and gifts in a commercial setting is to create good will and sound working relationships, not to gain unfair advantage with those with whom Ampio does business. No gift or entertainment should ever be offered, given, provided or accepted by you unless it:

•	is not a cash gift,

•	is consistent with customary business practices,

•	is not excessive in value,

•	cannot be construed as a bribe or payoff, and

•	does not violate any laws or regulations.

You should take particular care to avoid accepting any favor or anything of value which could reasonably be interpreted as influencing your judgment in performing your duties for Ampio. Please discuss with your supervisors any gifts or proposed gifts that you are not certain are appropriate for receipt or for giving.

12. Discrimination and Harassment

The diversity of Ampio’s employees is a tremendous asset. Ampio is firmly committed to providing equal opportunity in all aspects of employment (including without limitation hiring, promoting and terminating) and will not tolerate any illegal discrimination or harassment of any kind. Examples of such behavior include derogatory comments based on racial or ethnic characteristics and unwelcome sexual advances. Please consult the Company’s employee handbook for more information on this topic.

13. Health and Safety

Ampio strives to provide its employees with a safe and healthy work environment. You are responsible for helping to maintain a safe and healthy workplace for all employees by following safety and health rules and reporting accidents, injuries and unsafe equipment, practices or conditions.

Violence and threatening behavior are not permitted. Employees should report to work in condition to perform their duties, free from the influence of illegal drugs or alcohol. The abuse of alcohol or illegal drugs in the workplace will not be tolerated and constitutes a violation of Company policy.

14. Regulatory Requirements

Ampio follows all applicable laws governing the manufacturing and distribution of drugs, devices and biological products. In particular, we observe all requirements of the U.S. Food and Drug Administration (the “FDA”), and we expect every employee to do likewise at all times.

These requirements affect employees who work inside and outside the U.S. alike, as many FDA requirements apply outside of national boundaries. While there are many FDA regulations to consider, regulation of advertising and promotion directly affects our everyday communications. Therefore, all employees are obligated to understand the basic rules with respect to labeling, promotion, off-label use, pharmaceutical samples, and adverse event reporting. As a pharmaceutical company, Ampio is also subject to many healthcare rules and regulations designed to protect the public. As an Ampio employee, you must comply with the laws relating to the conduct of business in the pharmaceutical industry that address:

•	fraud and abuse in federal healthcare programs (Medicare and Medicaid);

•	improper influence of financial incentives on medical judgment;

•	the Pharmaceutical Research and Manufacturers of America voluntary Code on Interactions with Healthcare Professionals (“PhRMA Code”); and

•	protect patients and improve the quality of health care services.

15. Patient Privacy

During the course of business activities, we may have the opportunity to view a person’s medical records, or learn the identity of a patient/study subject or other personal medical information. This information is entrusted to us with the understanding that it will be kept confidential. Employees must guard the confidentiality of all medical information in our possession at all times. Confidentiality applies 24 hours a day, 365 days a year, both inside and outside the workplace. The disclosure of confidential medical information is strictly prohibited by law in most countries. Please contact the Chief Executive Officer if any disclosure of confidential personal information is discovered.

16. Record-Keeping

Ampio requires honest and accurate recording and reporting of information in order to make responsible business decisions and to comply with the law. For example, employees who must report their hours worked should only report the true and actual number of hours worked (whether for purposes of individual pay or for purposes of reporting such information to customers). Ampio also requires each director and employee to disclose any transaction or arrangement among such individual or any family member or affiliated entity of such individual, on the one hand, and any other director, employee or any family member or affiliated entity of such other individual, on the other hand, that in any way relates to or arises out of such individual’s professional or working relationship with Ampio.

Many employees regularly use business expense accounts, which must be documented and recorded accurately in accordance with the Company’s policies. If you are not sure whether you may seek reimbursement for a certain expense, ask your supervisor or the Chief Financial Officer.

All of Ampio’s books, records, accounts and financial statements must be maintained in reasonable detail, must appropriately reflect Ampio’s transactions and must conform both to applicable legal requirements and to Ampio’s system of internal controls. Unrecorded or “off the books” funds or assets should not be maintained unless expressly permitted by applicable law or regulation and the Chief Financial Officer is informed by you in writing of the maintenance of such funds or assets.

Business records and communications (including internal or external e-mails) very often become public, and you should avoid exaggeration, derogatory remarks, guesswork or inappropriate characterizations of people and companies that can be misunderstood or misconstrued. This policy applies equally to e-mail, internal memos and formal reports. You should always remember that writings or images on your computer screen, screen savers, and pictures or videos you retain or view on your computer screen must comply with the Company’s policies including, without limitation, harassment and discrimination. Records should always be retained or destroyed according to Ampio’s record retention policies. In accordance with those policies, in the event of litigation or governmental investigation, you must not delete or alter any e-mail that is directly or indirectly related to the subject of the litigation or investigation, or otherwise take any action that could be construed as an effort to obstruct the litigation or investigation. A director or employee who is found to have violated this policy could be subject to criminal penalties, among other things.

17. Document Retention

Ampio has records retention and disposal procedures to ensure that Company records are maintained, stored, and, when appropriate, destroyed in accordance with Ampio needs and in compliance with applicable legal, regulatory, environmental, tax, employment and trade requirements. You are expected to be familiar with the specific requirements applicable to your position. Regular document destruction must stop immediately if you are aware of a legal request for such documents or if the Legal Department has issued a document hold notice. If an employee is unsure whether a document has been placed under a legal hold, such employee should preserve and protect that document while the Legal Department is contacted.

18. Confidentiality

You must maintain the confidentiality of confidential information entrusted to you by Ampio, except when disclosure is authorized by Ampio’s established written policies or its Chief Executive Officer or required by laws or regulations. Confidential information includes all non-public information that might be of use to competitors, or harmful to Ampio, if disclosed, and information that suppliers and other business partners have entrusted to us. The obligation to preserve confidential information continues even after employment ends. In connection with this obligation, every employee is required to execute a confidentiality and proprietary information agreement when he or she began his or her employment with Ampio. Please contact the Chief Financial Officer if you need a copy of your signed confidentiality and proprietary information agreement or if you do not recall signing such an agreement at your hiring.

19. Protection and Proper Use of Ampio Assets

You should endeavor to protect Ampio’s assets and ensure their efficient use. Any suspected incident of fraud or theft should immediately be reported for investigation. Ampio equipment should not be used for non-Ampio business, though limited incidental personal use is permitted.

Your obligation to protect Ampio’s assets includes protecting its proprietary information. Proprietary information includes intellectual property such as trade secrets, patents, trademarks and copyrights, as well as business or marketing plans, scientific and manufacturing ideas, designs, databases, records, salary information and any unpublished financial data and reports. Unauthorized use or distribution of such information would violate Ampio policy and could also be illegal and result in civil or even criminal penalties.

20. Bribery and Corruption

Most countries have laws that forbid the making, offering, or promise of any payment or anything of value (directly or indirectly) to a government official, particularly when the payment is intended to influence an official act or decision to award or retain business. Most commonly these rules apply to our interactions with the FDA and similar government agencies that approve and regulate our products. In addition, the U.S. Foreign Corrupt Practices Act prohibits giving anything of value, directly or indirectly, to officials of foreign governments or foreign political candidates in order to obtain or retain business. We may also retain the services of scientists and doctors, many of whom are employees of public hospitals, universities and other institutions who are considered government officials. Accordingly, no payment of money, gifts, services, entertainment or anything of value is to be offered or made available in any amount, directly or indirectly, for the purpose of influencing an official act or obtaining or retaining business, to any federal, state, local or foreign government official, or employee, candidate for public office, or political party.

Ampio also prohibits “commercial bribery” that refers to the furnishing of something of value to an intermediary without his or her supervisor’s knowledge, with the intent to influence a third party’s commercial conduct. Accordingly, the Company prohibits any employee, consultant, middleman, or other agent acting on such individual’s behalf or on behalf of the Company from directly or indirectly engaging in commercial bribery.

The promise, offer or delivery of a gift, favor or other gratuity in violation of these rules may not only violate Ampio policy, but could also be a criminal offense. Ampio’s Outside Counsel can provide guidance to you in this area.

21. Trade Issues

In a global marketplace, our contact with various parties around the world increases daily. The U.S. and other countries where Ampio products may be researched the subject of clinical trials, manufactured or sold have laws that restrict or prohibit doing business with certain countries and parties. Likewise, while most countries regulate international trade (imports and exports generally), many countries also restrict or prohibit transactions involving certain products and technology. The U.S. also has laws that regulate how companies must respond to boycotts enforced by one set of countries against another. Employees responsible for shipping or receiving goods, technology or services must be aware of import, export, anti-boycott, and other trade laws and how they apply. For example, U.S. anti-boycott laws generally prohibit Ampio from furnishing any information to any Arab countries, or companies in those countries, relating to our dealings or lack of any dealings with Israel. Employees must be alert to requests for any such information as they are common in documents such as letters of credit and shipping documents. Not only is furnishing the information illegal, but U.S. law requires the Company to report the mere request for such information. Please report any such requests to the Outside Counsel.

22. Government Requests for Information

Ampio will cooperate fully with any government investigation. From time to time, government regulators may contact employees directly in the course of an investigation. You are free to decide on your own whether you wish to speak with a government investigator, and although we request that you inform the Outside Counsel if you are contacted by one, you are not required to do so. Whether you speak to an investigator directly without informing the Outside Counsel, or choose to inform the Outside Counsel of contact from a government agency, any information you convey to the agency must be truthful and accurate. No Ampio employee will be retaliated against for conveying truthful and accurate information to a government agency, or for responding in good faith to an inquiry from a government agency without informing the Outside Counsel. Ampio urges you, before sharing any company information with a person who represents himself or herself to be affiliated with a government agency, to ensure and confirm that the person in fact holds an official government capacity.

23. Waivers of the Code

Waivers of the Code may only be granted by Ampio’ s Chief Executive Officer; provided, however, that any waiver of the Code for executive officers or directors may be granted only by the Board of Directors or the Nominating and Governance Committee of the Board. Any such waiver of the Code for executive officers or directors, and the reasons for such waiver, will be disclosed in Ampio’s public filings, as required by law or securities exchange regulations.

24. Reporting Illegal or Unethical Behavior

Any employee who suspects a violation of this Code, or any law or regulation, should bring the matter to the attention of the Chief Financial Officer, or, if the reported conduct at issue involves the Chief Financial Officer, to the Chief Executive Officer, as soon as possible. It is the policy of Ampio not to allow retaliation for reports of misconduct by others made in good faith by employees.

You may, on an anonymous basis, submit a good-faith concern regarding questionable accounting or auditing matters, including but not limited to the integrity of Ampio’s public disclosures, internal controls, auditing, financial reporting, scientific disclosures and activities, regulatory compliance, and other matters without fear of dismissal or retaliation of any kind by contacting the Chief Financial Officer. Contact information is set forth in the Employee Handbook, on the Company’s web site, and in the Company’s proxy statements filed with the SEC. You may also report, on an anonymous basis, any of the aforementioned questionable accounting or auditing matters; violations of this Code or other concerns relating to ethical business or personal conduct, integrity, and professionalism; any suspected or known deviations from clinical study protocols or unethical behavior in the conduction of a clinical study; or any potential, suspected or actual violations of any federal or state law or regulation (in any form including accounting violations, insider trading, etc.), through the Company’s whistleblower hotline (www.intouchwebsite.com/Ampio) (the “Whistleblower Hotline”), which is provided and monitored by an independent, third-party supplier. This third-party supplier shall promptly report in writing any credible complaint to the Chief Financial Officer within three (3) business days of receipt, without disclosing the identity of the reporting party.

The Chief Financial Officer shall ensure that all credible anonymous whistleblower complaints are provided, in writing, to the Audit Committee which shall promptly evaluate each complaint to determine whether an investigation is warranted and shall ensure that any appropriate remedial action is taken based on the results of the investigation. The Chief Financial Officer shall ensure that the non-retaliation policies set forth herein are strictly complied with in order to protect any Ampio employee who reports a complaint either directly to the Chief Financial Officer or through the whistleblower hotline. While such complaints may be anonymous, you are encouraged to reveal your identity to permit a more efficient and timely resolution of the matter. If you choose to identify yourself in the complaint, the Audit Committee will notify you when the investigation or evaluation of the complaint is complete and convey the results of the investigation to you. You will further be notified that if you do not believe that your complaint was properly explained or resolved that you may contact the full Board of Directors, its outside counsel, and/or its external auditor.

25. Review of Code

The Board of Directors or the Nominating and Governance Committee shall at least annually review and reassess this Code and submit any recommended changes to the Board for its consideration.

26. Upholding the Standards - Our Commitment and Yours

We must all work to ensure prompt and consistent action against violations of the Code. However, in some situations it is difficult to know if a violation has occurred. Since we cannot anticipate every situation that will arise, it is important that we have a way to approach a new question or problem. These are the steps to keep in mind:

•	Make sure you have all the facts. In order to reach the right solutions, we must be as fully informed as possible.

•	Ask yourself: What specifically am I being asked to do? Does it seem unethical or improper? These questions will enable you to focus on the specific question you are faced with and the alternatives you have. Use your judgment and common sense; if something seems unethical or improper, it probably is.

•	Clarify your responsibility and role. In most situations, there is shared responsibility. Are your colleagues informed? It may help to get others involved and discuss the problem.

•	Discuss the problem with your supervisor. This is the basic guidance for all situations. In many cases, your supervisor will be more knowledgeable about the question and will appreciate being brought into the decision-making process. It is your supervisor’s responsibility to help solve problems.

•	Seek help from Ampio resources. In the rare case where it may not be appropriate to discuss an issue with your supervisor or where you do not feel comfortable approaching your supervisor with your question, discuss it with the Chair of the Nominating and Governance Committee, the Chair of the Audit Committee, or with the Outside Counsel.

You may report legal or ethical violations on a confidential or anonymous basis and without fear of retaliation to the email address of any of these persons or to the Whistleblower Hotline. These email addresses are included in the Employee Handbook. If your situation requires that your identity be kept secret, your anonymity will be protected to the greatest extent possible. In this regard, Ampio encourages you to draft and send such an emailed report using a non-Company computer, to assist in the protection of your anonymity, or by using the Whistleblower Hotline. Ampio does not permit retaliation of any kind against employees for good-faith reports of ethical violations and you should never feel pressured to violate a law or policy.

Always ask first, act later. If you are unsure of what to do in any situation, seek guidance.

Proposed Document

AMPIO PHARMACEUTICALS, INC.

DISCLOSURE COMMITTEE CHARTER

Proposed Document

AMPIO PHARMACEUTICALS, INC.

DISCLOSURE COMMITTEE CHARTER

(Adopted     , 2017)

I.	General Statement of Purpose

The purposes of the Disclosure Committee of Ampio Pharmaceuticals, Inc. (the “Company”) are to assist and report to the Company’s chief executive officer and chief financial officer (the “Senior Officers”) in establishing, implementing, maintaining and evaluating controls or other procedures designed to ensure:

1.	that the information that the Company is required to disclose in the Company’s reports furnished or filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including but not limited to certain material information about the Company, its products, scientific issues such as the status of clinical trials, compliance issues, and regulatory issues, is recorded, processed, summarized and reported within the time periods specified in Securities and Exchange Commission (“SEC”) rules and forms in an accurate and complete manner; and

2.	that such information is accumulated and communicated to the Company’s Senior Officers, as appropriate, to allow timely decisions regarding required disclosure.

II.	Responsibilities and Authority

The principal activities of the Disclosure Committee will generally include the following:

1.	Design, adopt and maintain appropriate procedures and standards that are designed to ensure that: (i) information required by the Company to be disclosed to the SEC, and other written information that the Company will disclose to the public is recorded, processed, summarized and reported accurately and on a timely basis; (ii) risks and risk factors are adequately disclosed; and (iii) such information is accumulated and communicated to the Company’s management, including the Company’s Senior Officers, as appropriate, to allow timely decisions regarding required disclosure (the “Disclosure Controls”).

2.	Monitor the integrity and evaluate the effectiveness of the Disclosure Controls.

3.	Review the Company’s: (i) Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, proxy statement, material registration statements, and any other information filed with the SEC; (ii) press releases containing financial information, earnings guidance, information about material developments, or other information material to the Company’s security holders; and (iii) correspondence broadly disseminated to shareholders and all presentations to analysts and the investment community (collectively, the “Covered Reports”).

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4.	Discuss with the Senior Officers all relevant information relative to the Disclosure Committee’s responsibilities and proceedings, including: (i) the preparation of the Company’s disclosures in the Covered Reports; (ii) the evaluation of the effectiveness of the Disclosure Controls; and (iii) any false statement or omission of material fact discovered upon review of a Covered Report.

5.	Provide or oversee an annual mandatory training session to the Company’s Board of Directors and employees, which shall include coverage of the following topics: (i) risk assessment and compliance, (ii) the Company’s Code of Ethics, (iii) any and all manuals or policies established by the Company concerning legal or ethical standards of conduct to be observed in connection with work performed for the Company, and (iv) the obligations of the Disclosure Committee and the rules, regulations and other factors that impact disclosures contained in the Covered Reports. Upon completion of training, each person receiving the training shall provide a written certification as to his or her receipt and understanding of the obligations under the relevant Company policies. Each written certification shall be maintained by the Disclosure Committee for a period of five (5) years from the date it was executed.

6.	The Disclosure Committee shall have such other responsibilities, consistent with the Disclosure Committee’s purpose, as any Senior Officer may assign to it from time to time.

III.	Organization of Disclosure Committee

The members of the Disclosure Committee are appointed from time to time by the Senior Officers. The Disclosure Committee shall initially be comprised of the Company’s Chief Financial Officer and at least two of the following: the Company’s president, chief executive officer, general counsel, chief technology officer, one independent member of the Board and other key accounting/auditing, business, risk management, investor relations and financial personnel involved in preparing the Covered Reports. The Senior Officers may change the composition of the Disclosure Committee from time to time. Notwithstanding the foregoing, the Senior Officers at their option may at any time assume any or all of the responsibilities of the Disclosure Committee identified in this Charter, including, for example, approving the periodic reports and other disclosure documents when time does not permit the full Committee to meet and discharge its duties.

The Disclosure Committee’s chairperson will be designated by the Chief Financial Officer or, if he does not do so, the members of the Disclosure Committee will elect a chairperson by a vote of the majority of the full Disclosure Committee.

The Company’s external legal counsel may serve as counsel to the Disclosure Committee but will not be a member thereof and will not have the right to vote at Disclosure Committee meetings. The Disclosure Committee will be assisted in the performance of its duties by appropriate management, operational, legal and financial personnel from the Company (i.e.,

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internal audit, risk management, legal and accounting). These personnel will assist in the preparation and review of disclosure within their particular areas of operation, expertise or competence, as the case may be, and will be available for such other support functions as members of the Disclosure Committee may determine are necessary or appropriate in the fulfillment of their duties. In addition, the lead audit partner (or such lead audit partner’s designee) of the Company’s independent registered public accounting firm may be called on to participate in Disclosure Committee meetings as needed but shall not have the right to vote at Disclosure Committee meetings.

IV.	Meetings and Procedures

The Disclosure Committee shall meet at least quarterly to fulfill its responsibilities as described in this Charter. The Disclosure Committee shall adopt, whether formally or informally, such procedures as it deems necessary to facilitate the fulfillment of its responsibilities.

V.	Full Access

The Disclosure Committee shall have full access to all of Company’s books, records, assets, facilities and personnel, including the internal auditors, in connection with fulfilling its responsibilities.

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BYLAWS OF

AMPIO PHARMACEUTICALS, INC.

ADOPTED MARCH 24, 2010

(proposed amendment appears in redline)

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BYLAWS OF

AMPIO PHARMACEUTICALS, INC.

ADOPTED MARCH 24, 2010

AS AMENDED ON             , 2017

BYLAWS

OF

AMPIO PHARMACEUTICALS, INC.

(A DELAWARE CORPORATION)

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle.

Section 2. Other Offices. The corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

CORPORATE SEAL

Section 3. Corporate Seal. The Board of Directors may adopt a corporate seal. The corporate seal shall consist of a die bearing the name of the corporation and the inscription, “Corporate Seal Delaware.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE III

STOCKHOLDERS’ MEETINGS

Section 4. Place of Meetings. Meetings of the stockholders of the corporation may be held at such place, either within or without the State of Delaware, as may be determined from time to time by the Board of Directors. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Company’s principal executive office.

Section 5. Annual Meeting.

(a) The annual meeting of the stockholders of the corporation, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors. Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders: (i) pursuant to the corporation’s notice of meeting of stockholders; (ii) by or at the direction of the Board of Directors; or (iii) by any stockholder of the corporation who was a stockholder of record at the time of giving of notice provided for in the following paragraph, who is entitled to vote at the meeting and who complied with the notice procedures set forth in Section 5.

(b) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. For nominations or other business to be properly brought before an annual meeting

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by a stockholder pursuant to clause (iii) of Section 5(a) of these Bylaws, (i) the stockholder must have given timely notice thereof in writing to the Secretary of the corporation, (ii) such other business must be a proper matter for stockholder action under the DGCL, (iii) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the corporation with a Solicitation Notice (as defined in this Section 5(b)), such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the corporation’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the corporation’s voting shares reasonably believed by such stockholder or beneficial owner to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice, and (iv) if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section 5. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (A) as to each person whom the stockholder proposed to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and Rule 14a-4(d) thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of the proposal, at least the percentage of the corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the corporation’s voting shares to elect such nominee or nominees (an affirmative statement of such intent, a “Solicitation Notice”).

(c) Notwithstanding anything in the second sentence of Section 5(b) of these Bylaws to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 5 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

(d) Only such persons who are nominated in accordance with the procedures set forth in this Section 5 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 5. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

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(e) Notwithstanding the foregoing provisions of this Section 5, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders’ meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation proxy statement pursuant to Rule 14a-8 under the 1934 Act.

(f) For purposes of this Section 5, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.

Section 6. Special Meetings.

(a) Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption) or (iv) by the holders of shares entitled to cast not less than twenty percent (20%) of the votes at the meeting, and shall be held at such place, on such date, and at such time as the Board of Directors shall fix.

(b) If a special meeting is properly called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by certified or registered mail, return receipt requested, or by telegraphic or other facsimile transmission to the Chairman of the Board of Directors, the Chief Executive Officer, or the Secretary of the corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The Board of Directors shall determine the time and place of such special meeting, which shall be held not less than thirty-five (35) nor more than one hundred twenty (120) days after the date of the receipt of the request. Upon determination of the time and place of the meeting, the officer receiving the request shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Section 7 of these Bylaws. Nothing contained in this paragraph (b) shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

Section 7. Notice of Meetings. Except as otherwise provided by law, notice, given in writing or by electronic transmission, of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, if any, date and hour, in the case of special meetings, the purpose or purposes of the meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at any such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation. Notice of the time, place, if any, and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof or by electronic transmission by such person, either before or after such meeting, and will be waived by any stockholder by his attendance thereat in person, by remote communication, if applicable, or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

Section 8. Quorum. At all meetings of stockholders, except where otherwise provided by statute or by the Certificate of Incorporation, or by these Bylaws, the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to

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transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by statute, or by the Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of a majority of shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter shall be the act of the stockholders. Except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, directors shall be elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the election of directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by the statute or by the Certificate of Incorporation or these Bylaws, a majority of the outstanding shares of such class or classes or series, present in person, by remote communication, if applicable, or represented by proxy duly authorized, shall constitute a quorum entitled to take action with respect to the vote on that matter. Except where otherwise provided by statute or by the Certificate of Incorporation or these Bylaws, the affirmative vote of the majority (plurality, in the case of the election of directors) of shares of such class or classes or series present in person, by remote communication, if applicable, or represented by proxy at the meeting shall be the act of such class or classes or series.

Section 9. Adjournment and Notice of Adjourned Meetings. Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chairman of the meeting or by the vote of a majority of the shares present in person, by remote communication, if applicable, or represented by proxy. When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 10. Voting Rights. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the corporation on the record date, as provided in Section 12 of these Bylaws, shall be entitled to vote at any meeting of stockholders. Every person entitled to vote or execute consents shall have the right to do so either in person, by remote communication, if applicable, or by an agent or agents authorized by a proxy granted in accordance with Delaware law. An agent so appointed need not be a stockholder. No proxy shall be voted after three (3) years from its date of creation unless the proxy provides for a longer period.

Section 11. Joint Owners of Stock. If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, his act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in the DGCL, Section 217(b). If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of subsection (c) shall be a majority or even split in interest.

Section 12. List of Stockholders. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. The list shall be open to examination of any stockholder during the time of the meeting as provided by law.

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Section 13. Action Without Meeting.

(a) Unless otherwise provided in the Certificate of Incorporation, any action required by statute to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, or by electronic transmission setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

(b) Every written consent or electronic transmission shall bear the date of signature of each stockholder who signs the consent, and no written consent or electronic transmission shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the corporation in the manner herein required, written consents or electronic transmissions signed by a sufficient number of stockholders to take action are delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

(c) Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing or by electronic transmission and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take action were delivered to the corporation as provided in Section 228(c) of the DGCL. If the action which is consented to is such as would have required the filing of a certificate under any section of the DGCL if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written consent has been given in accordance with Section 228 of the DGCL.

(d) A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this section, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the corporation can determine (i) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the corporation by delivery to its registered office in the state of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram or other electronic transmission may be otherwise delivered to the principal place of business of the corporation or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent and in the manner provided by resolution of the board of directors of the corporation. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Section 14. Organization.

(a) At every meeting of stockholders, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or, if the President is absent, a chairman of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person or by proxy, shall act as chairman. The Secretary, or, in his absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

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(b) The Board of Directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE IV

DIRECTORS

Section 15. Number and Term of Office. The authorized number of directors of the corporation shall be fixed by the Board of Directors from time to time. Directors need not be stockholders unless so required by the Certificate of Incorporation. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient.

Section 16. Powers. The powers of the corporation shall be exercised, its business conducted and its property controlled by the Board of Directors, except as may be otherwise provided by statute or by the Certificate of Incorporation.

Section 17. Term of Directors.

(a) Directors shall be elected at each annual meeting of stockholders for a term of one year. Each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(b) No person entitled to vote at an election for directors may cumulate votes to which such person is entitled to vote.

Section 18. Vacancies. Unless otherwise provided in the Certificate of Incorporation, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Bylaw in the case of the death, removal or resignation of any director.

Section 19. Resignation. Any director may resign at any time by delivering his or her notice in writing or by electronic transmission to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office for the unexpired portion of the term of the Director whose place shall be vacated and until his successor shall have been duly elected and qualified.

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Section 20. Removal. Subject to any limitations imposed by applicable law, the Board of Directors or any director may be removed from office at any time (i) with cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock of the corporation entitled to vote generally at an election of directors or (ii) without cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock of the corporation, entitled to vote generally at an election of directors.

Section 21. Meetings

(a) Regular Meetings. Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors may be held at any time or date and at any place within or without the State of Delaware which has been designated by the Board of Directors and publicized among all directors, either orally or in writing, including a voice-messaging system or other system designated to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means. No further notice shall be required for a regular meeting of the Board of Directors.

(b) Special Meetings. Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board, the President or any director.

(c) Meetings by Electronic Communications Equipment. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(d) Notice of Special Meetings. Notice of the time and place of all special meetings of the Board of Directors shall be orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means, during normal business hours, at least twenty-four (24) hours before the date and time of the meeting. If notice is sent by U.S. mail, it shall be sent by first class mail, postage prepaid at least three (3) days before the date of the meeting. Notice of any meeting may be waived in writing or by electronic transmission at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

(e) Waiver of Notice. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present who did not receive notice shall sign a written waiver of notice or shall waive notice by electronic transmission. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 22. Quorum and Voting.

(a) Unless the Certificate of Incorporation requires a greater number, a quorum of the Board of Directors shall consist of a majority of the exact number of directors fixed from time to time by the Board of Directors in accordance with the Certificate of Incorporation; provided, however, at any meeting, whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.

(b) At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Certificate of Incorporation or these Bylaws.

Section 23. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or

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transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 24. Fees and Compensation. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

Section 25. Committees.

(a) Executive Committee. The Board of Directors may appoint an Executive Committee to consist of one (1) or more members of the Board of Directors. The Executive Committee, to the extent permitted by law and provided in the resolution of the Board of Directors shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any bylaw of the corporation.

(b)Disclosure Committee. The corporation shall appoint and maintain a Disclosure Committee. The Disclosure Committee shall consist of the corporation’s chief financial officer and at least two (2) other members and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committee, but in no event shall it have the powers denied to the Executive Committee in these Bylaws.

(~~b~~c) Other Committees. The Board of Directors may, from time to time, appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall consist of one (1) or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall any such committee have the powers denied to the Executive Committee in these Bylaws.

(~~c~~d) Term. The Board of Directors, subject to the provisions of subsections (a) or (b) of this Bylaw, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his death or voluntary resignation from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(~~d~~e) Meetings. Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 25 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Unless otherwise provided by the Board of Directors in

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the resolutions authorizing the creation of the committee, a majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

Section 26. Organization. At every meeting of the directors, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or if the President is absent, the most senior Vice President, (if a director) or, in the absence of any such person, a chairman of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary, or in his absence, any Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

ARTICLE V

OFFICERS

Section 27. Officers Designated. The officers of the corporation shall include, if and when designated by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President, one or more Vice Presidents, the Secretary, the Chief Financial Officer, and the Treasurer, all of whom shall be appointed at the annual organizational meeting of the Board of Directors. The Board of Directors may also appoint one or more Assistant Secretaries, Assistant Treasurers and such other officers and agents with such powers and duties as it shall deem necessary. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board of Directors.

Section 28. Tenure and Duties of Officers.

(a) General. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

(b) Duties of Chairman of the Board of Directors. The Chairman of the Board of Directors, when present, shall preside at all meetings of the stockholders and the Board of Directors. The Chairman of the Board of Directors shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. If there is no President, then the Chairman of the Board of Directors shall also serve as the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in paragraph (c) of this Section 28.

(c) Duties of President. The President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, unless the Chairman of the Board of Directors has been appointed and is present. Unless some other officer has been elected Chief Executive Officer of the corporation, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. The President shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

(d) Duties of Vice Presidents. The Vice Presidents may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

(e) Duties of Secretary. The Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall record all acts and proceedings thereof in the minute book of the corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties provided for in these Bylaws and other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability

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of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

(f) Duties of Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the President. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Chief Financial Officer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. The President may direct the Treasurer or any Assistant Treasurer to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and the Treasurer and any Assistant Treasurer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

Section 29. Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

Section 30. Resignations. Any officer may resign at any time by giving notice in writing or by electronic transmission notice to the Board of Directors or to the President or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer.

Section 31. Removal. Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time, or by the unanimous written consent of the directors in office at the time, by the Chief Executive Officer or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of Directors.

ARTICLE VI

EXECUTION OF CORPORATE INSTRUMENTS AND VOTING

OF SECURITIES OWNED BY THE CORPORATION

Section 32. Execution of Corporate Instruments. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the corporation. All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do. Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 33. Voting of Securities Owned by the Corporation. All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board of Directors, the Chief Executive Officer, the President, or any Vice President.

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ARTICLE VII

SHARES OF STOCK

Section 34. Form and Execution of Certificates. Certificates for the shares of stock of the corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock in the corporation shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman of the Board of Directors, or the President or any Vice President and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by him in the corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. Each certificate shall state upon the face or back thereof, in full or in summary, all of the powers, designations, preferences, and rights, and the limitations or restrictions of the shares authorized to be issued or shall, except as otherwise required by law, set forth on the face or back a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this section or otherwise required by law or with respect to this section a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 35. Lost Certificates. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or the owner’s legal representative, to agree to indemnify the corporation in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

Section 36. Transfers.

(a) Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and upon the surrender of a properly endorsed certificate or certificates for a like number of shares.

(b) The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

Section 37. Fixing Record Dates.

(a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, subject to applicable law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the

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Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 38. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VIII

OTHER SECURITIES OF THE CORPORATION

Section 39. Execution of Other Securities. All bonds, debentures and other corporate securities of the corporation, other than stock certificates (covered in Section 34), may be signed by the Chairman of the Board of Directors, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer or Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.

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ARTICLE IX

DIVIDENDS

Section 40. Declaration of Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation and applicable law, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and applicable law.

Section 41. Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X

FISCAL YEAR

Section 42. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

ARTICLE XI

INDEMNIFICATION

Section 43. Indemnification of Directors, Executive Officers, Other Officers, Employees and Other Agents.

(a) Directors and Executive Officers. The corporation shall indemnify its directors and executive officers (for the purposes of this Article XI, “executive officers” shall have the meaning defined in Rule 3b-7 promulgated under the 1934 Act) to the fullest extent not prohibited by the DGCL or any other applicable law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and executive officers; and, provided, further, that the corporation shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Delaware General Corporation Law or any other applicable law or (iv) such indemnification is required to be made under subsection (d). In addition, the corporation shall not be required to indemnify any director or executive officer in connection with any proceeding (i) for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid; (ii) for an accounting or disgorgement of profits pursuant to Section 16(b) of the 1934 Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements); (iii) for any reimbursement of the corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the corporation, as required in each case under the 1934 Act (including any such reimbursements that arise from an accounting restatement of the corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the corporation of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements); and (iv) initiated by such person, including any proceeding (or any part of any proceeding) initiated by such person against the corporation or its directors, officers, employees, agents or other indemnitees, unless (a) the Board authorized the proceeding (or the relevant part of the proceeding) prior to its initiation, (b) the corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the corporation under applicable law, (c) the indemnification is otherwise required to be made under applicable law.

(b) Other Officers, Employees and Other Agents. The corporation shall have power to indemnify its other officers, employees and other agents as set forth in the DGCL or any other applicable law. The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person except executive officers to such officers or other persons as the Board of Directors shall determine.

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(c) Expenses. The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or executive officer, of the corporation, or is or was serving at the request of the corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or executive officer in connection with such proceeding, provided, however, that, if the DGCL requires, an advancement of expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section 43 or otherwise.

Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (e) of this Bylaw, no advance shall be made by the corporation to an executive officer of the corporation (except by reason of the fact that such executive officer is or was a director of the corporation, in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by a majority vote of a quorum consisting of directors who were not parties to the proceeding, even if not a quorum, or (ii) by a committee of such directors designated by a majority of such directors, even though less than a quorum, or (iii) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

(d) Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and executive officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or executive officer. Any right to indemnification or advances granted by this Bylaw to a director or executive officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the DGCL or any other applicable law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an executive officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such executive officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the DGCL or any other applicable law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or executive officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or executive officer is not entitled to be indemnified, or to such advancement of expenses, under this Article XI or otherwise shall be on the corporation.

(e) Non Exclusivity of Rights. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is

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specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL or any other applicable law.

(f) Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g) Insurance. To the fullest extent permitted by the DGCL, or any other applicable law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Bylaw.

(h) Amendments. Any repeal or modification of this Bylaw shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

(i) Saving Clause. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and executive officer to the full extent not prohibited by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law. If this Section 43 shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the corporation shall indemnify each director and executive officer to the full extent under applicable law.

(j) Certain Definitions. For the purposes of this Bylaw, the following definitions shall apply:

(1) The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(2) The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(3) The term the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Bylaw with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(4) References to a “director,” “executive officer,” “officer,” “employee,” or “agent” of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(5) References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Bylaw.

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ARTICLE XII

NOTICES

Section 44. Notices.

(a) Notice to Stockholders. Written notice to stockholders of stockholder meetings shall be given as provided in Section 7 herein. Without limiting the manner by which notice may otherwise be given effectively to stockholders under any agreement or contract with such stockholder, and except as otherwise required by law, written notice to stockholders for purposes other than stockholder meetings may be sent by United States mail or nationally recognized overnight courier, or by facsimile, telegraph or telex or by electronic mail or other electronic means.

(b) Notice to Directors. Any notice required to be given to any director may be given by the method stated in subsection (a), or as provided for in Section 21 of these Bylaws. If such notice is not delivered personally, it shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.

(c) Affidavit of Mailing. An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected or other agent, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.

(d) Methods of Notice. It shall not be necessary that the same method of giving notice be employed in respect of all recipients of notice, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

(e) Notice to Person with Whom Communication Is Unlawful. Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

ARTICLE XIII

AMENDMENTS

Section 45. Amendments. The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the corporation. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by the Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the corporation.

ARTICLE XIV

MISCELLANEOUS

Section 46. Annual Report.

(a) Subject to the provisions of paragraph (b) of this Bylaw, the Board of Directors shall cause an annual report to be sent to each stockholder of the corporation not later than one hundred twenty (120) days after the close of the corporation’s fiscal year. Such report shall include a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year, accompanied by any report thereon of independent accounts or, if there is no such report, the certificate of an authorized officer of the corporation that such statements were prepared without audit from the books and records of the corporation.

Proposed Document

(b) If and so long as there are fewer than 100 holders of record of the corporation’s shares, the requirement of sending of an annual report to the stockholders of the corporation is hereby expressly waived.

EXHIBIT B

Timothy W. Brown (Pro Hac Vice)

THE BROWN LAW FIRM, P.C.

240 Townsend Square

Oyster Bay, New York 11771

Telephone: (516) 922-5427

Fax: (516) 344-6204

Email: tbrown@thebrownlawfirm.net

Robert C. Moest, Of Counsel, SBN 62166

THE BROWN LAW FIRM, P.C.

2530 Wilshire Boulevard, Second Floor

Santa Monica, California 90403

Telephone: (310) 915-6628

Fax: (310) 915-9897

Email: RMoest@aol.com

Counsel for Plaintiff

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

MICHELE OGLINA, DERIVATIVELY AND ON BEHALF OF AMPIO PHARMACEUTICALS, INC.,	Case No. 2:15-cv-5970-TJH-PJW

Plaintiff,
v. MICHAEL MACALUSO, DAVID BAROR, PHILIP H. COELHO, RICHARD B. GILES, DAVID R. STEVENS, VAUGHAN L. CLIFT, MARK D. MCGREGOR, AND GREGORY A. GOULD, Defendants, And	[PROPOSED] PRELIMINARY APPROVAL ORDER Judge: Judge Terry J. Hatter, Jr. Courtroom: 9B – First Street Action Filed: August 6, 2015

AMPIO PHARMACEUTICALS, INC.,

Nominal Defendant.

Presented to the court for preliminary approval is a settlement of all claims asserted against all Defendants in the above-captioned action (the “Oglina Action”). The terms of the Settlement are set out in a Stipulation of Settlement (“Stipulation”) executed by counsel for the Parties as of April 14, 2017. All capitalized terms used herein have the meanings set forth and defined in the Stipulation.

The Court, upon reviewing the Stipulation, declares that it is hereby ORDERED, ADJUDGED AND DECREED as follows:

1. The Court has jurisdiction over the subject matter of this Oglina Action, the Settlement, and over the Parties to the Stipulation.

2. The Court preliminarily finds that the proposed Settlement should be approved as being fair, reasonable, adequate, and in the best interests of Ampio and its shareholders.

3. In connection with preliminary approval of the proposed Settlement, the Court preliminarily finds, for purposes of the Settlement, that the Oglina Action was properly brought pursuant to Federal Rule of Civil Procedure 23.1 as a shareholder derivative action on behalf of Ampio, and that Plaintiff fairly and adequately represents the interests of Ampio shareholders in enforcing the rights of Ampio.

4. A hearing (“Final Hearing”) will be held on             , 2017 at          a.m./p.m. before the Honorable Terry J. Hatter, Jr. in Courtroom 9B of the United States District Court for the Central District of California, First Street Federal Courthouse, 350 W. 1st Street, 9th Floor, Los Angeles, CA 90012, pursuant to Federal Rule of Civil Procedure 23.1, to among other things: (i) determine whether the proposed Settlement is fair, reasonable and adequate and in the best interests of Ampio and Ampio shareholders; (ii) consider any objections to the Settlement submitted in accordance with the Notice; (iii) determine whether a Final Judgment substantially in the form attached as Exhibit C to the Stipulation should be entered dismissing all claims in the Oglina Action with prejudice and releasing the Released Claims against the Released Persons; (iv) consider the payment to Plaintiffs’ Counsel of attorneys’ fees and for the reimbursement of expenses; (v) consider the payment of Service Awards to Plaintiffs and the Demand Shareholder, to be paid from any fee and expense award to Plaintiffs’ Counsel; and (vi) consider any other matters that may properly be brought before the Court in connection with the Settlement.

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5. Notice of the proposed Settlement, including the date and time of the Final Hearing (the “Notice”), shall be published once as a “Current Report” on SEC Form 8-K to be filed publicly by Ampio with the U.S. Securities and Exchange Commission within 10 calendar days following the entry of this Order, which Notice shall be substantially in the form of the Notice attached as Exhibit B-1 to the Stipulation. Such notice is hereby found to be reasonable and sufficient under the circumstances, and to comply with the provisions of Rule 23.1 of the Federal Rules of Civil Procedure and the requirements of due process of the United States Constitution, and to constitute due and sufficient notice to all Persons affected by the proposed Settlement and entitled to participate in the Final Hearing. Non-material changes to the form of the Notice may be made upon agreement by the Parties without further approval of the Court.

6. At least ten (10) days prior to the Final Hearing, counsel for Ampio shall file proof by affidavit of publication of the Notice as set forth in Paragraph 5 above.

7. Any Ampio Shareholder who wishes to object to the fairness, reasonableness, or adequacy of the Settlement, to any term of the Stipulation, or to the proposed awards of attorneys’ fees and expenses, may file an objection. An objector must file with the Court a written statement of his, her or its objection(s): (a) clearly indicating that objector’s name, mailing address, daytime telephone number, and e-mail address (if any); (b) stating that the objector is objecting to the proposed Settlement or awards of attorneys’ fees and expenses in Oglina v. Macaluso, Case No. 2:15-cv-5970-TJH-PJW (C.D. Cal.); (c) specifying the reason(s), if any, for each such objection made, including any legal support and/or evidence that such objector wishes to bring to the Court’s attention or introduce in support of such objection; and (d) identifying and supplying documentation showing how many shares of Ampio common stock the objector owned as of April 14, 2017, when the objector purchased or otherwise acquired such shares, and whether the objector still owns any such Ampio shares.

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8. The objector must file such objections and supporting documentation with the Clerk of the Court, U.S. District Court Central District of California, Western Division, First Street Federal Courthouse, 350 W. 1st Street Los Angeles, CA 90012, not later than twenty-one (21) days prior to the Final Hearing, and, by the same date, copies of all such papers must also received by each of the following persons:

Counsel for Plaintiff:

Timothy W. Brown, Esq.

THE BROWN LAW FIRM, P.C.

240 Townsend Square

Oyster Bay, New York 11771

Counsel for Defendants and Ampio:

Deborah S. Birnbach, Esq.

GOODWIN PROCTER LLP

100 Northern Avenue

Boston, MA 02210

An objector may file an objection on his, her or its own or through an attorney hired at his, her or its own expense. If an objector hires an attorney to represent him, her or it for the purposes of making such objection pursuant to this paragraph, the attorney must effect service of a notice of appearance on the counsel listed above and file such notice with the Court no later than twenty-one (21) days before the Final Hearing. Any Ampio Shareholder who does not timely file and serve a written objection complying with the terms of this paragraph shall be deemed to have waived, and shall be foreclosed from raising, any objection to the Settlement, and any untimely objection shall be barred. Any submissions by the Parties in support of final approval of the Settlement shall be filed with the Court and served at least twenty-eight (28) days before the Final Hearing, and any submissions by the Parties in opposition or response to objections shall be filed with the Court no later than seven (7) days before the Final Hearing.

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9. Any objector who files and serves a timely, written objection in accordance with the instructions above and herein, may appear at the Final Fairness Hearing either in person or through counsel retained at the objector’s expense. Objectors need not attend the Final Hearing, however, in order to have their objections considered by the Court. Timely objectors or their attorneys intending to appear at the Final Hearing are required to indicate in their written objection (or in a separate writing submitted to the counsel listed in the preceding paragraph no later than twenty-one (21) days prior to the Final Hearing) that they intend to appear at the Final Hearing and identify any witnesses they may call to testify and exhibits they intend to introduce into evidence at the Final Hearing. Objectors or their attorneys intending to appear at the Final Hearing must also, no later than twenty-one (21) days prior to the Final Hearing, file with the Court, and serve upon counsel listed in the above paragraph, a notice of intention to appear, setting forth the name and address of anyone intending to appear. Any objector who does not timely file and serve a notice of intention to appear in accordance with this paragraph shall not be permitted to appear at the Final Hearing, except for good cause shown.

10. Defendants’ Counsel and Plaintiffs’ Counsel shall promptly furnish all Parties with copies of any and all objections and notices of intention to appear that come into their possession.

11. Pending final determination of whether the Settlement should be approved, Plaintiffs, the Demand Shareholder and all other Ampio Shareholders, and anyone who acts or purports to act on their behalf, shall not institute, prosecute, participate in, or assist in the institution, prosecution, or assertion of, any Released Claim against any of the Released Persons.

12. This Order shall become null and void, and shall be without prejudice to the rights of the Parties if the Settlement is terminated in accordance with the Stipulation. In such event, paragraph 20 of the Stipulation shall govern the rights of the Parties.

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13. This Order shall not be construed or used as an admission, concession, or presumption by or against any of the Released Persons of any fault, wrongdoing, breach, or liability or as a waiver by any Party of any arguments, defenses, or claims he, she, or it may have in the event that the Stipulation is terminated, nor shall it be used in any manner prohibited by paragraph 22 of the Stipulation. In the event this Order becomes of no force or effect, it shall not be construed or used as an admission, concession, or presumption by or against the Released Persons or the Plaintiffs.

14. All proceedings in this action are stayed until further order of the Court, except as may be necessary to implement the Settlement or comply with the terms of the Stipulation and this Order. This Court retains exclusive jurisdiction over the Oglina Action to consider all further matters arising out of or connected with the Settlement.

15. The Court reserves the right to approve the Stipulation and the Settlement with modifications agreed to by the Parties and without further notice to any Ampio Shareholders. The Court further reserves the right to adjourn the date of the Final Hearing without further notice to Ampio Shareholders, and retains jurisdiction to consider all further matters related to the Oglina Action or the Settlement.

SO ORDERED this      day of             , 2017.

The Honorable Terry J. Hatter, Jr.
United States District Court Judge

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EXHIBIT B-1

Timothy W. Brown (Pro Hac Vice)

THE BROWN LAW FIRM, P.C.

240 Townsend Square

Oyster Bay, New York 11771

Telephone: (516) 922-5427

Fax: (516) 344-6204

Email: tbrown@thebrownlawfirm.net

Robert C. Moest, Of Counsel, SBN 62166

THE BROWN LAW FIRM, P.C.

2530 Wilshire Boulevard, Second Floor

Santa Monica, California 90403

Telephone: (310) 915-6628

Fax: (310) 915-9897

Email: RMoest@aol.com

Counsel for Plaintiff

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

MICHELE OGLINA, DERIVATIVELY AND ON BEHALF OF AMPIO PHARMACEUTICALS, INC.,	Case No. 2:15-cv-5970-TJH-PJW

Plaintiff,
v. MICHAEL MACALUSO, DAVID BAROR, PHILIP H. COELHO, RICHARD B. GILES, DAVID R. STEVENS, VAUGHAN L. CLIFT, MARK D. MCGREGOR, AND GREGORY A. GOULD, Defendants, Defendants, And	SUMMARY NOTICE OF SHAREHOLDER DERIVATIVE ACTION, PROPOSED SETTLEMENT AND SETTLEMENT HEARING

AMPIO PHARMACEUTICALS, INC.,

Nominal Defendant.

FOR PUBLICATION ON SEC FORM 8-K

On April 14, 2017, Ampio Pharmaceuticals, Inc. (the “Company”), in its capacity as a nominal defendant, entered into a Stipulation of Settlement (the “Stipulation”) in the shareholder derivative actions filed in the U.S. District Court for the Central District of California, styled Oglina v. Macaluso, et al., No. 2:15-cv-5970-TJH-PJW (C.D. Cal.) and the Colorado state court for the County and City of Denver, styled Loyd v. Giles, et al., No. 2015-CV-33429 (Colo. Denver District), against certain current and former directors and officers of the Company, and against the Company as a nominal defendant. The Stipulation and the Settlement contemplated therein (the “Settlement”), including dismissal of all claims with prejudice in the Oglina action, is subject to approval by the U.S. District Court for the Central District of California (the “Court”), and is contingent on the Colorado state court granting voluntary dismissal with prejudice of the Loyd action. The proposed Settlement requires the Company to adopt certain additional corporate governance measures and procedures, as outlined in Exhibit A to the Stipulation, and provides for a Fee and Expense Award to Plaintiffs’ Counsel of Three-Hundred Eighty-Five Thousand Dollars ($385,000.00), subject to Court approval.

This notice is a summary only and does not describe all of the details of the Stipulation. For full details of the matters discussed in this summary, please see the full Stipulation attached to this report as Exhibit 99.1, or contact Plaintiffs’ Counsel at the address listed below. All capitalized terms used in this summary notice, unless otherwise defined herein, are defined as set forth in the Stipulation.

Summary

On                     , the Court entered an order preliminarily approving the Stipulation and the Settlement contemplated therein, and providing for notice on this Form 8-K (the “Preliminary Approval Order”). The Preliminary Approval Order further provides that the Court will hold a hearing (“Final Hearing”) on             , 2017 at          a.m./p.m. before the Honorable Terry J. Hatter, Jr. in Courtroom 9B of the United States District Court for the Central District of California, First Street Federal Courthouse, 350 W. 1st Street, 9th Floor, Los Angeles, CA 90012, pursuant to Federal Rule of Civil Procedure 23.1, to among other things: (i) determine whether the proposed Settlement is fair, reasonable and adequate and in the best interests of the Company and its shareholders; (ii) consider any objections to the Settlement submitted in accordance with the Notice; (iii) determine whether a Final Judgment substantially in the form attached as Exhibit C to the Stipulation should be entered dismissing all claims in the Oglina Action with prejudice and releasing the Released Claims against the Released Persons; (iv) consider the payment to Plaintiffs’ Counsel of attorneys’ fees and for the reimbursement of expenses; (v) consider the payment to Plaintiffs and the Demand Shareholder of Service Awards in an amount not to exceed $2,500 each, which will be funded from the Fee and Expense Award; and (vi) consider any other matters that may properly be brought before the Court in connection with the Settlement.

Any Ampio Shareholder who wishes to object to the fairness, reasonableness, or adequacy of the Settlement as set forth in the attached Stipulation, or to the proposed awards of attorneys’ fees and expenses, may file an objection. An objector must file with the Court a written statement of his, her or its objection(s): (a) clearly indicating that objector’s name, mailing address, daytime telephone number, and e-mail address (if any); (b) stating that the objector is objecting to the proposed Settlement or award of attorneys’ fees and expenses in Oglina v. Macaluso, Case No. 2:15-cv-5970-TJH-PJW (C.D. Cal.); (c) specifying the reason(s), if any, for each such objection made, including any legal support and/or evidence that such objector wishes to bring to the Court’s attention or introduce in support of such objection; and (d) identifying and supplying documentation showing how many shares of Ampio common stock the objector owned as of April 14, 2017, when the objector purchased or otherwise acquired such shares, and proof that the objector still owns such Ampio shares.

The objector must file such objections and supporting documentation with the Clerk of the Court, U.S. District Court Central District of California, Western Division, First Street Federal Courthouse, 350 W. 1st Street Los Angeles, CA 90012, not later than twenty-one (21) days prior to the Final Hearing, and, by the same date, copies of all such papers must also received by each of the following persons:

Settlement Counsel:

Timothy W. Brown, Esq.

THE BROWN LAW FIRM, P.C.

240 Townsend Square

Oyster Bay, NY 11771

Counsel for Defendants and Ampio:

Deborah S. Birnbach, Esq.

GOODWIN PROCTER LLP

100 Northern Avenue

Boston, MA 02210

An objector may file an objection on his, her or its own or through an attorney hired at his, her or its own expense. If an objector hires an attorney to represent him, her or it for the purposes of making such objection pursuant to this paragraph, the attorney must effect service of a notice of appearance on the counsel listed above and file such notice with the Court no later than twenty-one (21) days before the Final Hearing. Any Ampio Shareholder who does not timely file and serve a written objection complying with the terms of this paragraph shall be deemed to have waived, and shall be foreclosed from raising, any objection to the Settlement, and any untimely objection shall be barred. Any submissions by the Parties in opposition or response to objections shall be filed with the Court no later than seven (7) days before the Final Hearing.

Any objector who files and serves a timely, written objection in accordance with the instructions above and herein, may appear at the Final Hearing either in person or through counsel retained at the objector’s expense. Objectors need not attend the Final Hearing, however, in order to have their objections considered by the Court. Timely objectors or their attorneys intending to appear at the Final Hearing are required to indicate in their written objection (or in a separate writing submitted to the counsel listed in the preceding paragraph no later than twenty-one (21) days prior to the Final Hearing) that they intend to appear at the Final Hearing and identify any witnesses they may call to testify and exhibits they intend to introduce into evidence at the Final Hearing. Objectors or their attorneys intending to appear at the Final Hearing must also, no later than twenty-one (21) days prior to the Final Hearing, file with the Court, and serve upon counsel listed in the above paragraph, a notice of intention to appear, setting forth the name and address of anyone intending to appear. Any objector who does not timely file and serve a notice of intention to appear in accordance with this paragraph shall not be permitted to appear at the Final Hearing, except for good cause shown.

If you are a current holder of Ampio common stock and do not take steps to appear in this action and object to the proposed Settlement, you will be bound by the Final Judgment of the Court and will forever be barred from raising an objection to such settlement in this or any other action or proceeding, and from pursuing any of the Released Claims.

If you held Ampio common stock as of April 14, 2017 and continue to hold such stock, you may have certain rights in connection with the proposed Settlement. You may obtain further information by contacting Settlement Counsel at: Timothy W. Brown, Esq., The Brown Law Firm, P.C., 240 Townsend Square, Oyster Bay, New York 11771, Telephone: (516) 922-5427, tbrown@thebrownlawfirm.net.

EXHIBIT C

Timothy W. Brown (Pro Hac Vice)

THE BROWN LAW FIRM, P.C.

240 Townsend Square

Oyster Bay, New York 11771

Telephone: (516) 922-5427

Fax: (516) 344-6204

Email: tbrown@thebrownlawfirm.net

Robert C. Moest, Of Counsel, SBN 62166

THE BROWN LAW FIRM, P.C.

2530 Wilshire Boulevard, Second Floor

Santa Monica, California 90403

Telephone: (310) 915-6628

Fax: (310) 915-9897

Email: RMoest@aol.com

Counsel for Plaintiff

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

MICHELE OGLINA, DERIVATIVELY AND ON BEHALF OF AMPIO PHARMACEUTICALS, INC.,	Case No. 2:15-cv-5970-TJH-PJW

Plaintiff,
v. MICHAEL MACALUSO, DAVID BAROR, PHILIP H. COELHO, RICHARD B. GILES, DAVID R. STEVENS, VAUGHAN L. CLIFT, MARK D. MCGREGOR, AND GREGORY A. GOULD, Defendants, And	[PROPOSED] FINAL JUDGMENT

AMPIO PHARMACEUTICALS, INC.,

Nominal Defendant.

This matter came before the Court for a hearing pursuant to the Order of this Court entered on             , 2017 (“Preliminary Approval Order”), on the application of the Parties for approval of the Settlement set forth in the Stipulation of Settlement (the “Stipulation”), executed as of April 14, 2017 and filed with the Court on that date. All capitalized terms used herein have the meanings set forth and defined in the Stipulation.

The Court has received a declaration attesting to filing of the Notice with the United States Securities and Exchange Commission in accordance with the Preliminary Approval Order, due and adequate notice having been given to Ampio Shareholders as required by the Preliminary Approval Order, and the Court having considered all papers filed and proceedings in this Oglina Action and otherwise being fully informed of the matters herein, and good cause appearing therefore, IT IS HEREBY ORDERED, ADJUDGED AND DECREED as follows:

1. This Court has jurisdiction over the subject matter of the Oglina Action, including the terms and conditions of the Stipulation and all exhibits thereto, and over Parties to the Stipulation.

2. Based on evidence submitted by Ampio’s counsel, the Court finds that the Notice was published according to this Court’s Preliminary Approval Order. This Court further finds that the form and content of the Notice, as previously preliminarily approved by the Court, complied with the requirements of Federal Rule of Civil Procedure 23.1, satisfied the requirements of due process, and constituted due and sufficient notice of the matters set forth therein.

3. A full opportunity has been offered to Ampio Shareholders to object to the proposed Settlement and to participate in the hearing thereon, and as such, all Ampio Shareholders are bound by this Order.

4. The Settlement is found to be fair, reasonable, adequate and in the best interests of Ampio and Ampio Shareholders.

5. The Court finds, for settlement purposes, that: (1) the Oglina Action was properly brought as a shareholder derivative suit pursuant to Federal Rule of Civil Procedure 23.1; and (2) Plaintiff Michele Oglina adequately represented the interests of Ampio Shareholders in enforcing the rights of Ampio.

6. The Stipulation and the terms of the proposed Settlement set forth therein are, in all respects, hereby finally approved. The Parties to the Stipulation are directed to consummate the Settlement in accordance with the terms and provisions of the Stipulation.

7. In accordance with Paragraph 1(t) of the Stipulation, for purposes of this Final Judgment the term “Released Persons” shall mean: (a) Ampio and the Defendants, as well as any person, partnership, firm, corporation, limited liability company, trust or other entity or organization in which Ampio or any Defendant has a controlling interest or which is or was related to or affiliated with any of them; and (b) with respect to each of the Persons in subsection (a), their respective past, present or future directors, officers, employees, insurers, reinsurers, attorneys, agents, partners, principals, advisors, investment advisors, auditors, accountants, trustees, underwriters, investment bankers, subsidiaries, parents, successors, predecessors, heirs, Immediate Family, and anyone acting or purporting to act for or on behalf of any of them or their successors.

8. In accordance with Paragraph 1(s) of the Stipulation, for purposes of this Final Judgment the term “Released Claims” shall mean: any and all claims, rights, demands, causes of action or liabilities of any kind, nature and character whatsoever, whether based on federal, state, local, statutory or common law, or any other law, rule or regulation, whether foreign or domestic, whether fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or unmatured, whether known or unknown including, without limitation, Unknown Claims (as defined below) (collectively “Claims”) against any of the Released Persons that have been, could have been, or could in the future be, asserted in the Actions or in any other

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forum or proceeding by any Person (including but not limited to Plaintiffs and the Demand Shareholder) derivatively on behalf of Ampio, or by Ampio itself against any of the Released Persons that arise out of or are related, directly or indirectly, in any way to:

(a)	any of the facts, matters, occurrences, actions, practices, conduct, events, transactions, statements, disclosures, representations, misrepresentations, omissions, or failures to act that were involved, set forth, referred to, asserted, alleged, or that could have been alleged in either of the Actions or the Shareholder Demand Letter including, but not limited to, claims for breach of fiduciary duty, abuse of control, mismanagement, gross mismanagement, waste of corporate assets, misappropriation of information, unjust enrichment, insider trading, contribution and indemnification, money damages, disgorgement, any and all demands, actions, damages, claims, rights or causes of action, or liabilities whatsoever; or

(b)	that would have been barred by res judicata had either of the Actions been fully litigated to a final judgment,

provided that Released Claims shall not include claims to enforce the Settlement.

9. In accordance with Paragraph 1(w) of the Stipulation, for purposes of this Final Judgment the term “Unknown Claims” shall mean: any Released Claims which Plaintiffs, the Demand Shareholder, Ampio or any Ampio Shareholder (claiming in the right of, or on behalf of, the Company) does not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this Settlement. Unknown Claims include those claims in which some or all of the facts comprising the claim may be suspected, or even undisclosed or hidden. With respect

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to any and all Released Claims, Plaintiffs, the Demand Shareholder and Ampio stipulate and agree that, upon the Effective Date, they shall expressly waive, and every Ampio Shareholder shall be deemed to have, and by operation of the Final Judgment shall have, expressly waived the provisions, rights, and benefits of California Civil Code § 1542, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Plaintiffs, the Demand Shareholder and Ampio shall expressly waive, and every Ampio Shareholder shall be deemed to have, and by operation of the Final Judgment shall have, expressly waived any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable or equivalent in effect to California Civil Code § 1542.

Plaintiffs, the Demand Shareholder, Ampio and/or any Ampio Shareholder may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but Plaintiffs and Ampio shall expressly have, and every Ampio Shareholder shall be deemed to have, and by operation of the Final Judgment shall have, fully, finally, and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, reckless, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. Plaintiffs, the Demand Shareholder and Ampio acknowledge, and every Ampio Shareholder shall be deemed by operation of the Final Judgment to have acknowledged, that the foregoing waivers were separately bargained for and a key element of the Settlement.

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10. This Oglina Action and all claims contained therein, as well as all Released Claims, are hereby dismissed with prejudice in their entirety, on the merits, as against all Released Persons. Each party shall bear its own fees and costs, except as set forth herein.

11. Upon the Effective Date, Plaintiffs, the Demand Shareholder, Ampio and all current and former Ampio Shareholders, on behalf of themselves, and each of their respective personal representatives, Immediate Family, trustees, heirs, executors, administrators, parent entities, associates, affiliates, predecessors, successors and assigns, and any other Person claiming (now or in the future) to be acting on behalf of any of them, shall be deemed to have, and by operation of this Final Judgment shall have, fully, finally, and forever released, relinquished, settled and discharged all Released Claims against the Released Persons and shall be permanently barred and enjoined from instituting, commencing, participating in, continuing, maintaining, asserting or prosecuting any Released Claim against any of the Released Persons, or assisting any Person in instituting, commencing, participating in, continuing, maintaining, asserting or prosecuting any Released Claim against any of the Released Persons. Nothing herein shall in any way impair or restrict the rights of any of the Parties to enforce the terms of this Stipulation.

12. Upon the Effective Date, the Released Persons and shall be deemed to have, and by operation of the Final Judgment shall have, fully, finally, and forever released, relinquished, and discharged Plaintiffs, the Demand Shareholder, and Plaintiffs’ Counsel from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Released Claims. Nothing herein shall in any way impair or restrict the rights of any of the Parties to enforce the terms of this Stipulation.

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13. Pursuant to the Stipulation, the Effective Date of the Settlement shall not occur until, among other things, the Loyd Action has been dismissed with prejudice and that dismissal order is Final.

14. Plaintiffs’ Counsel in the action are hereby awarded attorneys’ fees and a reimbursement of expenses collectively totaling $         (“Fee and Expense Award”). This Court finds that this amount is fair and reasonable under the facts and circumstances of this case. Payment of such award of attorneys’ fees and reimbursement of expenses shall be made in accordance with the provisions of the Stipulation.

15. Plaintiffs and the Demand Shareholder are each awarded Service Awards in the amount of $2,500, which shall be funded from Plaintiffs’ Counsel’s Fee and Expense Award.

16. This Final Judgment, the Stipulation and all of its provisions, and any negotiations, proceedings or agreements relating to the Stipulation and the Settlement, and any matters arising in connection with such negotiations, proceedings or agreements, and any acts performed or documents executed pursuant to or in furtherance of this Stipulation:

a) shall not be offered or received against any of the Released Persons as evidence of a presumption, concession, or admission of any kind;

b) shall not be offered or received against any of the Released Persons as evidence of an admission by any of those Released Persons with respect to the truth of any fact alleged in any of the Derivative Matters or the validity of any Released Claim, or the deficiency of any defense that has been or could have been asserted, or of any liability, negligence, fault, or wrongdoing of the Released Persons;

c) shall not be offered or received against the Released Persons as evidence of any fault, misrepresentation, omission or other actionable conduct with respect to any statement or written document approved or made by any of the Released Persons;

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d) shall not be offered or received against the Released Persons as evidence of any liability, negligence, fault or wrongdoing, or in any way referred to for any other reason as against any of the Released Persons, in any other civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Stipulation; provided, however, that if this Stipulation is approved by the Court, the Released Persons may refer to it to effectuate the release of Released Claims and other liability protections granted them hereunder;

e) shall not be construed against any of the Released Persons as an admission or concession that the consideration to be given hereunder represents the amount that could be or would have been recovered after trial;

f) shall not be construed as or received in evidence as an admission, concession or presumption against Plaintiffs or the Demand Shareholder that any of their claims are without merit, or that any defenses asserted by the Defendants have any merit, or that damages recoverable in the Derivative Matters would not have exceeded the Settlement Amount; and

g) shall not, in the event of a Termination, be used by any Party for any purpose in any trial in any of the Derivative Matters, provided that, any Party may file or introduce this Stipulation and/or the Final Judgment in any action or proceeding that may be brought to enforce the terms of this Stipulation and/or the Final Judgment, or any action or proceeding related to rights or claims of Defendants relating to indemnification and/or advancement in connection with the Derivative Matters.

17. The Court finds that during the course of the Derivative Matters, the Parties and their counsel at all times complied with Federal Rule of Civil Procedure 11.

18. Without in any way affecting the finality of this Final Judgment, this Court shall retain jurisdiction over the Parties to the Stipulation and the Released

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Parties with respect to all matters related to the Oglina Action and over all proceedings related to the implementation and enforcement of the terms of the Stipulation, including all matters pertaining to requests for attorneys’ fees and expenses.

19. Any order regarding an award of attorneys’ fees and expenses, or any appeal, modification or change of such an order, shall in no way disturb or affect the finality of this Final Judgment and shall be considered separate from this Final Judgment.

20. This Settlement shall be a final and complete resolution of all disputes among the parties. No party to the Stipulation may assert in any forum that the Actions were brought, commenced or prosecuted by the Plaintiffs or their counsel in bad faith or that the Actions were not filed or raised in good faith or was not settled voluntarily after negotiating at arm’s-length and in good faith after consultation with competent legal counsel.

21. Nothing in this Final Judgment constitutes or reflects a waiver, release or discharge of any rights or claims of Defendants against their insurers, or their insurers’ subsidiaries, predecessors, successors, assigns, affiliates, or representatives.

22. The Parties are hereby authorized, without further approval of the Court, to unanimously agree to and adopt in writing such amendments, modifications, and expansions of the Stipulation and all exhibits attached thereto, provided that such amendments, modifications, and expansions of the Stipulation are done in accordance with the terms of Paragraph 24 of the Stipulation, are not materially inconsistent with this Final Judgment and do not materially limit the rights of Ampio Shareholders or the Released Persons under the Stipulation.

23. In the event that the Settlement does not become effective in accordance with the terms of the Stipulation, then this Final Judgment shall be rendered null and void to the extent provided by and in accordance with the Stipulation and shall be vacated, and in such event, all orders entered and releases delivered in connection herewith shall be null and void to the extent provided by and in accordance with the Stipulation, and the provisions of Paragraph 20 of the Stipulation shall apply.

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24. The provisions of this Final Judgment constitute a full and complete adjudication of the matters considered and adjudged herein, and the Court determines that there is no just reason for delay in the entry of judgment. The Clerk is hereby directed to immediately enter this Final Judgment.

SO ORDERED this      day of             , 2017.

The Honorable Terry J. Hatter, Jr.
United States District Court Judge

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